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                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

                                  BY AND AMONG

                            MSX INTERNATIONAL, INC.,

                                       AND

 EACH OF ITS SUBSIDIARIES THAT ARE IDENTIFIED ON THE SIGNATURE PAGES HERETO
                                  AS BORROWERS

                                  AS BORROWERS,

 EACH OF ITS SUBSIDIARIES THAT ARE IDENTIFIED ON THE SIGNATURE PAGES HERETO
                                 AS GUARANTORS,

                                 AS GUARANTORS,

                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                           WELLS FARGO FOOTHILL, INC.

                    AS THE ARRANGER AND ADMINISTRATIVE AGENT

                            DATED AS OF JUNE 30, 2006

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                                CREDIT AGREEMENT

            THIS CREDIT AGREEMENT (this "Agreement"), is entered into as of June 30, 2006, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Agent"), MSX INTERNATIONAL, INC., a Delaware corporation ("Parent"), each of Parent's domestic Subsidiaries identified on the signature pages hereof as a Borrower (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "U.S. Borrower", and individually and collectively, jointly and severally, as the "U.S. Borrowers"), MSX INTERNATIONAL LIMITED, a company incorporated under the laws of England and Wales (the "U.K. Borrower", and together with the U.S. Borrowers, each a "Borrower" and collectively, the "Borrowers"), and each of Parent's Subsidiaries identified on the signature pages hereof as a Guarantor (such Subsidiaries are referred to hereinafter each individually as a "Guarantor", and individually and collectively, jointly and severally, as the "Guarantors").

            The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

      1.1. DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

      1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of the financial covenants, standards or terms in this Agreement, then the Agent and Administrative Borrower shall negotiate in good faith in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Loan Parties' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Loan Parties, Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall be calculated or construed without giving effect to such Accounting Changes; provided that all financial statements required under this Agreement shall be prepared giving effect to such Accounting Changes. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

      1.3. CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

      1.4. CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references

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herein are to this Agreement unless otherwise specified. Any reference in this
Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and that are not required by the provisions of this Agreement to be repaid or cash collateralized. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

      1.5. SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

      1.6. CURRENCY. Unless otherwise expressly provided herein, all amounts denominated in "Dollars" shall be deemed to include the Foreign Currency Equivalent in Sterling of such amount.

2.    LOAN AND TERMS OF PAYMENT.

      2.1. REVOLVER ADVANCES.

            (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make:

               (i) U.S. Advances to U.S. Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (x) the Maximum Revolver Amount less the sum of (1) Letter of Credit Usage at such time plus (2) the aggregate principal amount of U.K. Advances outstanding at such time, and (y) the U.S. Borrowing Base at such time less the Letter of Credit Usage at such time, and

               (ii) U.K. Advances to U.K. Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the least of (x) $10,000,000, (y) the Maximum Revolver Amount less the sum of (1) Letter of Credit Usage at such time plus (2) the aggregate principal amount of U.S. Advances outstanding at such time, and (z) the U.K. Borrowing Base at such time.

            (b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves against each of the U.S. Borrowing Base and the U.K. Borrowing Base in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, including, without limitation, reserves with respect to (i) sums that Borrowers or their Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay, (ii) amounts owing by Borrowers or their Subsidiaries to any Person to the extent secured by a Lien on, or trust over, or preferential claim by operation of law over, or claim of a retention of title to, any of the Collateral (other than a Permitted Lien), which Lien, trusts, preferential claims or claim of retention of title in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens, trusts, preferential claims or claims of retention of title in favor of employees, creditors, landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the

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Collateral, (iii) fluctuations in foreign exchange rates or currency valuations,
(iv) the aggregate amount, if any, of all trade payables of Loan Parties and their Subsidiaries aged in excess of their historical levels with respect thereto and all book overdrafts of Loan Parties and their Subsidiaries in excess of their historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion, (v) amounts that could become due to the administrator of any Insolvency Proceeding of a U.K. Loan Party which would have priority over Agent's floating charge on the Collateral, and (vi) amounts that could become due to any unsecured creditors in any Insolvency Proceeding of a U.K. Loan Party which would have priority over Agent's floating charge on the Collateral; provided, that Agent shall not establish any reserve that is duplicative of a reserve that has already been established under this Agreement (including, without limitation, the U.K. Dilution Reserve and the U.S. Dilution Reserve).

            (c) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Advances, together with interest accrued thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

      2.2. INTENTIONALLY OMITTED.

      2.3. BORROWING PROCEDURES AND SETTLEMENTS.

            (a) PROCEDURE FOR BORROWING.

               (i) Each U.S. Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent. Unless U.S. Swing Lender is not obligated to make a U.S. Swing Loan pursuant to Section 2.3(b) below, such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such U.S. Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that if U.S. Swing Lender is not obligated to make a U.S. Swing Loan as to a requested U.S. Borrowing, such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, U.S. Borrowers agree that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

               (ii) Each U.K. Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent. Unless U.K. Swing Lender is not obligated to make a U.K. Swing Loan pursuant to Section 2.3(b) below, such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such U.K. Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that if U.K. Swing Lender is not obligated to make a U.K. Swing Loan as to a requested U.K. Borrowing, such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, U.K. Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

            (b) MAKING OF SWING LOANS.

               (i) In the case of a request for a U.S. Advance and so long as either (i) the aggregate amount of U.S. Swing Loans made since the last Settlement Date plus the amount of the requested

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U.S. Advance does not exceed $2,500,000, or (ii) U.S. Swing Lender, in its sole discretion, shall agree to make a U.S. Swing Loan notwithstanding the foregoing limitation, U.S. Swing Lender shall make a U.S. Advance in the amount of such U.S. Borrowing (any such U.S. Advance made solely by U.S. Swing Lender pursuant to this Section 2.3(b) being referred to as a "U.S. Swing Loan" and such U.S. Advances being referred to collectively as "U.S. Swing Loans") available to U.S. Borrowers on the Funding Date applicable thereto by transferring immediately available funds to Borrowers' U.S. Designated Account. Each U.S. Swing Loan shall be deemed to be a U.S. Advance hereunder and shall be subject to all the terms and conditions applicable to other U.S. Advances, except that all payments on any U.S. Swing Loan shall be payable to U.S. Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(iii), U.S. Swing Lender shall not make and shall not be obligated to make any U.S. Swing Loan if U.S. Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable U.S. Borrowing, or (ii) the requested U.S. Borrowing would exceed the U.S. Availability on such Funding Date. U.S. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any U.S. Swing Loan. The U.S. Swing Loans shall be secured by the Agent's Liens on the assets of the U.S. Loan Parties, constitute U.S. Obligations hereunder, and bear interest at the rate applicable from time to time to U.S. Advances that are Base Rate Loans.

               (ii) In the case of a request for a U.K. Advance and so long as either (i) the aggregate amount of U.K. Swing Loans made since the last Settlement Date plus the amount of the requested U.K. Advance does not exceed $2,500,000, or (ii) U.K. Swing Lender, in its sole discretion, shall agree to make a U.K. Swing Loan notwithstanding the foregoing limitation, U.K. Swing Lender shall make a U.K. Advance in the amount of such U.K. Borrowing (any such U.K. Advance made solely by U.K. Swing Lender pursuant to this Section 2.3(b) being referred to as a "U.K. Swing Loan" and such U.K. Advances being referred to collectively as "U.K. Swing Loans") available to U.K. Borrower on the Funding Date applicable thereto by transferring immediately available funds to Borrowers' U.K. Designated Account. Each U.K. Swing Loan shall be deemed to be a U.K. Advance hereunder and shall be subject to all the terms and conditions applicable to other U.K. Advances, except that all payments on any U.K. Swing Loan shall be payable to U.K. Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(iii), U.K. Swing Lender shall not make and shall not be obligated to make any U.K. Swing Loan if U.K. Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable U.K. Borrowing, or (ii) the requested U.K. Borrowing would exceed the U.K. Availability on such Funding Date. U.K. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in
Section 3 have been satisfied on the Funding Date applicable thereto prior to making any U.K. Swing Loan. The U.K. Swing Loans shall be secured by the Agent's Liens on the assets of all Loan Parties, constitute U.K. Obligations hereunder, and bear interest at the rate applicable from time to time to U.K. Advances that are Base Rate Loans.

            (c) MAKING OF LOANS.

               (i) In the event that U.S. Swing Lender is not obligated to make a U.S. Swing Loan, then promptly after receipt of a request for a U.S. Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested U.S. Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested U.S. Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such U.S. Advances, Agent shall make the proceeds thereof available to Administrative Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Administrative Borrower's U.S. Designated Account; provided, however, that, subject to the provisions of Section 2.3(d)(iii), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any U.S. Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the

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applicable U.S. Borrowing unless such condition has been waived, or (2) the requested U.S. Borrowing would exceed the U.S. Availability on such Funding
Date.

               (ii) In the event that U.K. Swing Lender is not obligated to make a U.K. Swing Loan, then promptly after receipt of a request for a U.K. Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested U.K. Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested U.K. Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such U.K. Advances, Agent shall make the proceeds thereof available to U.K. Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to U.K. Borrower's U.K. Designated Account; provided, however, that, subject to the provisions of Section 2.3(d)(iii), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any U.K. Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable U.K. Borrowing unless such condition has been waived, or (2) the requested U.K. Borrowing would exceed the U.K. Availability on such Funding Date.

               (iii) (A) Unless Agent receives notice from a Lender prior to 9:00 a.m. (California time) on the date of a U.S. Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of U.S. Borrowers the amount of that Lender's Pro Rata Share of the U.S. Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to U.S. Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to U.S. Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's U.S. Advance on the date of U.S. Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, U.S. Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such U.S. Borrowing, at a rate per annum equal to the interest rate applicable at the time to the U.S. Advances composing such Borrowing. The failure of any Lender to make any U.S. Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make a U.S. Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the U.S. Advance to be made by such other Lender on any Funding Date.

                     (B) Unless Agent receives notice from a Lender prior to 9:00 a.m. (California time) on the date of a U.K. Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of U.K. Borrower the amount of that Lender's Pro Rata Share of the U.K. Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to U.K. Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to U.K. Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's U.K. Advance on the date of U.K. Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify U.K. Borrower of such failure to fund and, upon demand

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by Agent, U.K. Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the U.K. Advances composing such Borrowing. The failure of any Lender to make any U.K. Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make a U.K. Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the U.K. Advance to be made by such other Lender on any Funding Date.

               (iv) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Loan Parties to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Administrative Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to the applicable Borrowers as if such Defaulting Lender had made Advances to such Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to the applicable Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Administrative Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Loan Parties of their duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Administrative Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrowers' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

            (d) PROTECTIVE ADVANCES AND OPTIONAL OVERADVANCES.

               (i) Agent hereby is authorized by U.S. Borrowers and the Lenders, from time to time in Agent's sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, to make U.S. Advances to U.S. Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of repayment of the U.S. Obligations (other than the Bank Product Obligations), or (3) to pay any other amount chargeable to U.S. Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 9 (any of the Advances described in this Section 2.3(d)(i) shall be referred to as "U.S. Protective Advances").

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               (ii) Agent hereby is authorized by U.K. Borrower and the Lenders, from time to time in Agent's sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, to make U.K. Advances to U.K. Borrower on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (1) to preserve or protect the Collateral owned by the U.K. Loan Parties, or any portion thereof, (2) to enhance the likelihood of repayment of the U.K. Obligations, or (3) to pay any other amount chargeable to U.K. Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 9 (any of the Advances described in this Section 2.3(d)(ii) shall be referred to as "U.K. Protective Advances").

               (iii) Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent, U.S. Swing Lender, or U.K. Swing Lender as applicable, and Agent, U.K. Swing Lender or U.S. Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Advances, (1) the outstanding U.S. Revolver Usage does not exceed the U.S. Borrowing Base by more than $2,500,000, and (2) the outstanding U.K. Revolver Usage does not exceed the U.K. Borrowing Base by more than $2,500,000, and (B) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount. In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(e) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(d)(iii), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

               (iv) Each Protective Advance and each Overadvance shall be deemed to be an Advance hereunder, except that no Protective Advance or Overadvance shall be eligible to be a LIBOR Rate Loan and all payments on the U.S. Protective Advances and the U.K. Protective Advances shall be payable to Agent solely for its own account. The Protective Advances and Overadvances shall be repayable on demand, secured by the Agent's Liens (provided that the U.S. Protective Advances and Overadvances to U.S. Borrowers shall only be secured by Collateral owned by U.S. Loan Parties), constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Lenders, and the Lenders and are not intended to benefit any Borrower in any way.

            (e) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lenders, and the other Lenders agree (which agreement shall not be for the benefit of any Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Advances, the Swing Loans, and the Protective Advances shall take place on a periodic basis in accordance with the following provisions:

               (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent
(1) on behalf of U.S. Swing Lender, with respect to the outstanding U.S. Swing Loans, (2) on behalf of U.K. Swing Lender, with respect to the outstanding U.K. Swing Loans (3) for itself, with respect to the outstanding Protective Advances, and (4) with respect to Loan Parties' or their Subsidiaries' Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Protective Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iv)): (w) if a Lender's balance of the U.S. Advances (including U.S. Swing Loans and U.S. Protective Advances) exceeds such Lender's Pro Rata Share of the U.S. Advances (including U.S. Swing Loans and U.S. Protective Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the U.S. Advances (including U.S. Swing Loans and U.S. Protective Advances), (x) if a Lender's balance of the U.K. Advances (including U.K. Swing Loans and U.K. Protective Advances) exceeds such Lender's Pro Rata Share of the U.K. Advances (including U.K. Swing Loans and U.K. Protective Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the U.K. Advances (including U.K. Swing Loans and U.K. Protective Advances), (y) if a Lender's balance of the U.S. Advances (including U.S. Swing Loans and U.S. Protective Advances) is less than such Lender's Pro Rata Share of the U.S. Advances (including U.S. Swing Loans and U.S. Protective Advances) as of a Settlement Date, such Lender shall, by no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the U.S. Advances (including U.S. Swing Loans and U.S. Protective Advances), and
(z) if a Lender's balance of the U.K. Advances (including U.K. Swing Loans and U.K. Protective Advances) is less than such Lender's Pro Rata Share of the U.K. Advances (including U.K. Swing Loans and U.K. Protective Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the U.K. Advances (including U.K. Swing Loans and U.K. Protective Advances). Such amounts made available to Agent under clause (y) of the immediately preceding sentence shall be applied against the amounts of the applicable U.S. Swing Loans or U.S. Protective Advances and, together with the portion of such U.S. Swing Loans or U.S. Protective Advances representing U.S. Swing Lender's Pro Rata Share thereof, shall constitute U.S. Advances of such Lenders, and such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable U.K. Swing Loans or U.K. Protective Advances and, together with the portion of such U.K. Swing Loans or U.K. Protective Advances representing U.K. Swing Lender's Pro Rata Share thereof, shall constitute U.K. Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

               (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Protective Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Protective Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral; provided, that, payments received from U.K. Loan Parties and proceeds of Collateral owned by U.K. Loan Parties shall be applied only to U.K. Advances, U.K. Swing Loans and U.K. Protective Advances.

To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

               (iii) Between Settlement Dates, (A) Agent, to the extent no U.S. Protective Advances or U.S. Swing Loans are outstanding, may pay over to U.S. Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the U.S. Advances, for application to U.S. Swing Lender's Pro Rata Share of the U.S. Advances, and (B) Agent, to the extent no U.K. Protective Advances or U.K. Swing Loans are outstanding, may pay over to U.K. Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the U.K. Advances, for application to U.K. Swing Lender's Pro Rata Share of the U.K. Advances If, as of any Settlement Date, Collections of U.S. Loan Parties received since the then immediately preceding Settlement Date have been applied to U.S. Swing Lender's Pro Rata Share of the U.S. Advances other than to U.S. Swing Loans, as provided for in the previous sentence, U.S. Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding U.S. Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the U.S. Advances. If, as of any Settlement Date, Collections of U.K. Loan Parties received since the then immediately preceding Settlement Date have been applied to U.K. Swing Lender's Pro Rata Share of the U.K. Advances other than to U.K. Swing Loans, as provided for in the previous sentence, U.K. Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding U.K. Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the U.K. Advances. During the period between Settlement Dates, U.S. Swing Lender with respect to U.S. Swing Loans, U.K. Swing Lender with respect to U.K. Swing Loans, Agent with respect to Protective Advances, and each Lender (subject to the effect of agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lenders, Agent, or the Lenders, as applicable.

            (f) NOTATION. Agent shall record on its books the principal amount of the U.S. Advances owing to each Lender, including the U.S. Swing Loans owing to U.S. Swing Lender, and U.S. Protective Advances owing to Agent, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate. Agent shall record on its books the principal amount of the U.K. Advances owing to each Lender, including the U.K. Swing Loans owing to U.K. Swing Lender, and U.K. Protective Advances owing to Agent, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate.

            (g) LENDERS' FAILURE TO PERFORM. All Advances (other than Swing Loans and Protective Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

      2.4. PAYMENTS.

            (a) PAYMENTS BY BORROWERS.

                (i) Except as otherwise expressly provided herein, all payments by any U.S. Loan Party shall be made in Dollars to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Except as otherwise expressly provided herein, all payments by any U.K. Loan Party shall be made in Dollars to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

               (ii) Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds in Dollars and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the applicable Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

            (b) APPORTIONMENT AND APPLICATION.

               (i) So long as no Event of Default has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses (other than fees or expenses that are for Agent's separate account) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates. Except as otherwise specifically provided in clause (b)(v) below or in Section 2.4(d), (x) all payments to be made hereunder by U.S. Loan Parties shall be remitted to Agent and all (subject to Section 2.4(b)(v) hereof) such payments, and all proceeds of Collateral (including all amounts received by a Loan Party from the Blocked Escrow Account) owned by any U.S. Loan Party received by Agent, shall be applied, so long as no Event of Default has occurred and is continuing, to reduce the balance of the U.S. Advances outstanding and, thereafter, to U.S. Borrowers (to be wired to the U.S. Designated Account) or such other Person entitled thereto under applicable law, and (y) all payments to be made hereunder by U.K. Loan Parties shall be remitted to Agent and all (subject to Section 2.4(b)(iv) hereof) such payments, and all proceeds of Collateral owned by any U.K. Loan Party received by Agent, shall be applied, so long as no Event of Default has occurred and is continuing, to reduce the balance of the U.K. Advances outstanding and, thereafter, to U.K. Borrower (to be wired to the U.K. Designated Account) or such other Person entitled thereto under applicable law.

               (ii) At any time that an Event of Default has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all payments remitted to Agent by any U.S. Loan Party and all proceeds of Collateral owned by any U.S. Loan Party received by Agent shall be applied as follows:

                  (A) first, to pay any Lender Group Expenses or indemnities then due to Agent under the Loan Documents payable by U.S. Loan Parties, until paid in full,

                  (B) second, to pay any fees or premiums payable by U.S. Loan Parties then due to Agent under the Loan Documents until paid in full,

                  (C) third, to pay interest due in respect of all U.S. Protective Advances until paid in full,

                  (D) fourth, to pay the principal of all U.S. Protective Advances until paid in full,

                  (E) fifth, ratably to pay any Lender Group Expenses or indemnities then due to any of the Lenders under the Loan Documents payable by U.S. Loan Parties, until paid in full,

                  (F) sixth, ratably to pay any fees or premiums then due to any of the Lenders under the Loan Documents payable by U.S. Loan Parties, until paid in full,

                  (G) seventh, ratably to pay interest due in respect of the U.S. Advances (other than U.S. Protective Advances), and the U.S. Swing Loans until paid in full,

                  (H) eighth, ratably (i) to pay the principal of all U.S. Swing Loans until paid in full, (ii) to pay the principal of all U.S. Advances until paid in full, (iii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the Letter of Credit Usage, and (iv) to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default,

                  (I) ninth, to pay any other U.S. Obligations (including the provision of amounts to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Agent in its Permitted Discretion as the amount necessary to secure Borrowers' and their Subsidiaries' obligations in respect of Bank Products),

                  (J) tenth, to the payment of the U.K. Obligations in the order of payment set forth in paragraph (b)(iii) below, and

                  (K) eleventh, to U.S. Borrowers (to be wired to the U.S. Designated Account) or such other Person entitled thereto under applicable law.

               (iii) At any time that an Event of Default has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all payments remitted to Agent by any U.K. Loan Party and all proceeds of Collateral owned by any U.K. Loan Party received by Agent shall be applied as follows:

                  (A) first, to pay any Lender Group Expenses or indemnities then due to Agent under the Loan Documents payable by U.K. Loan Parties, until paid in full,

                  (B) second, to pay any fees or premiums payable by U.K. Loan Parties then due to Agent under the Loan Documents until paid in full,

                  (C) third, to pay interest due in respect of all U.K. Protective Advances until paid in full,

                  (D) fourth, to pay the principal of all U.K. Protective Advances until paid in full,

                  (E) fifth, ratably to pay any Lender Group Expenses or indemnities then due to any of the Lenders under the Loan Documents payable by U.K. Loan Parties, until paid in full,

                  (F) sixth, ratably to pay any fees or premiums then due to any of the Lenders under the Loan Documents payable by U.K. Loan Parties, until paid in full,

                  (G) seventh, ratably to pay interest due in respect of the U.K. Advances (other than U.K. Protective Advances), and the U.K. Swing Loans until paid in full,

                  (H) eighth, ratably (i) to pay the principal of all U.K. Swing Loans until paid in full, and (ii) to pay the principal of all U.K. Advances until paid in full,

                  (I) ninth, to pay any other U.K. Obligations, and

                  (J) eleventh, to U.K. Borrower (to be wired to the U.K. Designated Account) or such other Person entitled thereto under applicable law.

               (iv) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

               (v) In each instance, so long as no Event of Default has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by any Loan Party to Agent and specified by such Loan Party to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

               (vi) For purposes of foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

               (vii) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

            (c) MANDATORY PREPAYMENTS.

               (i) Immediately upon the receipt by Parent or any of its Subsidiaries of the proceeds of any voluntary or involuntary sale or disposition by Parent or any of its Subsidiaries of property or assets (including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d) (f) or (g) of the definition of Permitted Dispositions), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(d) in an amount equal to 100% of the Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions. Nothing contained in this Section 2.4(c)(i) shall permit Loan Parties or any of their Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with Section 6.4.

               (ii) Immediately upon the issuance or incurrence by Parent or any of its Subsidiaries of any Indebtedness (other than Indebtedness permitted under Section 6.1) or the sale or issuance by Parent or any of its Subsidiaries of any shares of Parent's Stock or its Subsidiaries' Stock (other than (x) a sale or issuance of Parent's Stock, the proceeds of which are used for the purpose set forth in Section 6.7(a)(iii) or (y) in the event that Parent or any of Subsidiary of Parent forms a Subsidiary in accordance with the terms hereof, the issuance by such Subsidiary of Stock to Parent or such Subsidiary, as applicable), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such sale, issuance or incurrence. The provisions of this Section 2.4(c)(ii) shall not be deemed to be implied consent to any such issuance or incurrence otherwise prohibited by the terms and conditions of this Agreement.

               (iii) If Loan Parties have not (x) restructured and extended the maturity date of the Indebtedness existing under the Junior Debt Documents at least 30 days prior to the earliest scheduled maturity of the Indebtedness existing under the Junior Debt Documents, on terms and pursuant to documents, in each case satisfactory to the Required Lenders, and (y) entered into an amendment to the Intercreditor

Agreement, in form and substance satisfactory to the Required Lenders, Borrowers shall immediately prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(d) (including (A) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and
(B) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations) and the Commitments shall automatically terminate.

               (iv) If Loan Parties have not, at least 60 days prior to December 31, 2008, amended Part III of the certificate of incorporation of Parent to change the date of redemption of Parent's Series A Preferred Stock to a date not less than six (6) months after the Final Maturity Date, on terms and pursuant to documents, in each case satisfactory to the Required Lenders, Borrowers shall immediately prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(d) (including (A) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and
(B) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations) and the Commitments shall automatically terminate.

            (d) APPLICATION OF PAYMENTS. Each prepayment pursuant to Section 2.4(c) shall, (A) so long as no Event of Default shall have occurred and be continuing, be applied to the outstanding principal amount of the Advances until paid in full, provided, that (i) all proceeds from the sale or disposition of property of a U.S Loan Party and all proceeds from the issuance of any Indebtedness or the issuance or sale of Stock by a U.S. Loan Party shall be applied to the U.S. Advances, and (ii) all proceeds from the sale or disposition of property of a U.K. Loan Party and all proceeds from the issuance of any Indebtedness or the issuance or sale of Stock by a U.K. Loan Party shall be applied to the U.K. Advances and (B) if an Event of Default shall have occurred and be continuing, be applied in the manner set forth in Sections 2.4(b)(ii) and
(b)(iii).

            (e) INTEREST AND FEES. Any prepayment made pursuant to Section 2.4(c)(iii) shall be accompanied by accrued interest and fees on the principal amount being prepaid to the date of such prepayment.

            (f) CUMULATIVE PREPAYMENTS. Except as otherwise expressly provided in Section 2.4(c), payments with respect to any subclause of Section 2.4(c) are in addition to payments made or required to be made under any other subclause of
Section 2.4(c).

            (g) COMMITMENT REDUCTION. On the earlier to occur of the date (i) Borrowers repay U.S. Advances with amounts on deposit in the Blocked Escrow Account or (ii) that is 90 days after the Closing Date, the Maximum Revolver Amount and the Commitment shall each be permanently reduced by $4,000,000.

      2.5. OVERADVANCES. If, at any time or for any reason, the amount of U.S. Obligations owed by U.S. Borrowers to the Lender Group pursuant to Section 2.1 or Section 2.12 is greater than any of the limitations set forth in Section 2.1 or Section 2.12, as applicable (an "U.S. Overadvance"), U.S. Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the U.S. Obligations in accordance with the priorities set forth in Section 2.4(b). If, at any time or for any reason, the amount of U.K. Obligations owed by U.K. Borrower to the Lender Group pursuant to
Section 2.1 or Section 2.12 is greater than any of the limitations set forth in
Section 2.1 or Section 2.12, as applicable (an "U.K. Overadvance"; together with U.S. Overadvances, collectively, the "Overadvances"), U.K. Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the U.S. Obligations in accordance with the priorities set forth in Section 2.4(b). Borrowers promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement.

      2.6. INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

            (a) INTEREST RATES. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, (ii) if the relevant Obligation is an Advance that is a Base Rate Loan, at a per annum rate equal to the Base Rate plus the Base Rate Margin, and (iii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

            (b) LETTER OF CREDIT FEE. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any agreements between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 2.50% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

            (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders),

               (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) whether or not charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

               (ii) the Letter of Credit fee provided for in Section 2.6(b) shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

            (d) PAYMENT. Except as provided to the contrary in Section 2.11 or
Section 2.13(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. U.S. Borrowers hereby authorize Agent, from time to time, without prior notice to U.S. Borrowers, to charge all interest and fees (when due and payable), all Lender Group Expenses (as and when incurred), all charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), all fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the Bank Product Reserve) to Borrowers' Loan Account, which amounts thereafter shall constitute U.S. Advances hereunder and shall accrue interest at the rate then applicable to U.S. Advances that are Base Rate Loans. U.K. Borrower hereby authorizes Agent, from time to time, without prior notice to U.K. Borrower, to charge all interest and fees (when due and payable), all Lender Group Expenses payable by U.K. Borrower (as and when incurred), all charges, commissions, fees, and costs payable by U.K. Borrower provided for in Section 2.12(e) (as and when accrued or incurred), all fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable by U.K. Borrower under any Loan Document to the to the sub-account for the U.K. Borrower in the Borrower's Loan Account, which amounts thereafter shall constitute U.K. Advances hereunder and shall accrue interest at the rate then applicable to U.K. Advances that are Base Rate Loans. Any interest not paid when due shall be compounded by being charged to the Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans.

            (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

            (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

      2.7. CASH MANAGEMENT.

            (a) U.S. Loan Parties shall and shall cause each of their U.S. Subsidiaries to (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of their and their U.S. Subsidiaries' Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to U.S. Loan Parties or their Subsidiaries) into a bank account in Agent's name (a "Cash Management Account") at one of the Cash Management Banks.

            (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and U.S. Loan Parties. Each such Cash Management Agreement shall provide, among other things, that (i) the Cash Management Bank will comply with any instructions originated by Agent, which instructions by Agent shall be consistent with the Loan Documents directing the disposition of the funds in such Cash Management Account without further consent by U.S. Loan Parties or their U.S. Subsidiaries, as applicable, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) upon the election of Agent after the occurrence and during the continuance of an Event of Default or if Availability is less than $10,000,000, it will forward, by daily sweep, all amounts in the applicable Cash Management Account to the Agent's Account. In the absence of an Event of Default or if Availability is more than $10,000,000, Agent shall use reasonable efforts to cause all immediately available funds in the applicable Cash Management Account to be made immediately available to Borrowers for general corporate purposes

            (c) So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Agent, and (ii) prior to the time of the opening of such Cash Management Account, a U.S. Loan Party (or its U.S. Subsidiary, as applicable) and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. U.S. Loan Parties (or their U.S. Subsidiaries, as applicable) shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly as practicable and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

            (d) Each Cash Management Account shall be a cash collateral account subject to a Control Agreement.

      2.8. CREDITING PAYMENTS; CLEARANCE CHARGE. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Loan Parties shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. From and after the Closing Date, Agent shall be entitled to charge Borrowers for one (1) Business Days of 'clearance' at the rate then applicable under Section 2.6 to Advances that are Base Rate Loans on all Collections that are received by Loan Parties and their Subsidiaries (regardless of whether forwarded by the Cash Management Banks to Agent). This across-the-board one (1) Business Day clearance charge on all Collections of Loan Parties and their Subsidiaries is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance charge being the equivalent of charging interest on such Collections through the completion of a period ending one (1) Business Days after the receipt thereof. The parties acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.8 shall be for the exclusive benefit of Agent.

      2.9. DESIGNATED ACCOUNTS. Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to
Section 2.6(d). Administrative Borrower agrees to establish and maintain the U.S. Designated Account with the U.S. Designated Account Bank for the purpose of receiving the proceeds of the U.S. Advances requested by U.S. Borrowers and made by Agent or the Lenders hereunder. Administrative Borrower agrees to establish and maintain the U.K. Designated Account with the U.K. Designated Account Bank for the purpose of receiving the proceeds of the U.K. Advances requested by U.K. Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Administrative Borrower, any U.S. Advance, U.S. Protective Advance, or U.S. Swing Loan requested by U.S. Borrowers and made by Agent or the Lenders hereunder shall be made to the U.S. Designated Account. Unless otherwise agreed by Agent and U.K. Borrower, any U.K. Advance, U.K. Protective Advance, or U.K. Swing Loan requested by U.K. Borrower and made by Agent or the Lenders hereunder shall be made to the U.K. Designated Account.

      2.10. MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with all Advances (including Protective Advances and Swing Loans) made by Agent, Swing Lenders, or the Lenders to Borrowers or for Borrowers' account, the Letters of Credit issued by Issuing Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses; provided that, Agent shall maintain a separate U.K. sub-account under the Loan Account in the name of U.K. Borrower on which U.K. Borrower will be charged with all Advances (including U.K. Protective Advances and U.K. Swing Loans) made by Agent, U.K. Swing Lenders, or the Lenders to U.K. Borrower or for U.K. Borrower's account, and with all other payment Obligations of U.K. Borrower hereunder or under the other

Loan Documents. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, and fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

      2.11. FEES. Borrowers shall pay to Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

      2.12. LETTERS OF CREDIT.

            (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of U.S. Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of U.S. Borrowers. Each request for the issuance of a Letter of Credit or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to the Issuing Lender and Agent via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to the Issuing Lender in its Permitted Discretion and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the expiration date of such Letter of Credit, (iv) the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. If requested by the Issuing Lender, U.S. Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the issuance of such requested Letter of Credit:

               (i) the Letter of Credit Usage would exceed the U.S. Borrowing Base less the outstanding amount of U.S. Advances, or

               (ii) the Letter of Credit Usage would exceed $5,000,000, or

               (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Advances less the Bank Product Reserve, and less the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

            Borrowers and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, U.S. Borrowers immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an U.S. Advance hereunder and, initially, shall bear interest at the rate then applicable to U.S. Advances that are Base Rate Loans. To the extent an L/C Disbursement is deemed to be an U.S. Advance hereunder, U.S. Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting U.S. Advance. Promptly following receipt by Agent of any payment from U.S. Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(b) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.

            (b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any U.S. Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if U.S. Borrowers had requested such U.S. Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by U.S. Borrowers on the date due as provided in Section 2.12(a), or of any reimbursement payment required to be refunded to U.S. Borrowers for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each L/C Disbursement made by the Issuing Lender pursuant to this
Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

            (c) Each U.S. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that no U.S. Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group as determined by a final judgment of a court of competent jurisdiction. Each U.S. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for such U.S. Borrower's account, even though this interpretation may be different from such U.S. Borrower's own, and each U.S. Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following U.S. Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each U.S. Borrower understands that the L/C undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by U.S. Borrowers against such Underlying Issuer. Each U.S. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that no U.S. Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group as determined by a final judgment of a court of competent jurisdiction. Each U.S. Borrower hereby acknowledges and agrees that neither the Lender Group nor the Issuing Lender shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

            (d) Each U.S. Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

            (e) Any and all issuance charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by U.S. Borrowers to Agent for the account of the Issuing Lender; it being acknowledged and agreed by each U.S. Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the undrawn amount of each Underlying Letter of Credit (which is the standard issuance charge of Agent on the date of this Agreement), that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

            (f) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

               (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

               (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and U.S. Borrowers shall pay within 2 Business Days of a demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

      2.13. LIBOR OPTION.

            (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a

LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the date on which an Event of Default occurs, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at a rate based upon the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

            (b) LIBOR ELECTION.

                  (i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Administrative Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.

                  (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (1) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (2) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Administrative Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest error.

                  (iii) Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

            (c) CONVERSION. Borrowers may convert LIBOR Rate Loans to Base Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Loan Parties' and their Subsidiaries' Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.13 (b)(ii) above.

            (d) SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                  (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Administrative Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.13(b)(ii)). Any such adjustment to LIBOR or as a result of additional or increased costs shall be (A) without duplication of any increased costs payable by Loan Parties pursuant to Section 2.14 and (B) made only to the extent the applicable Lender is generally adjusting LIBOR for similar situated borrowers with substantially similar provisions to this Section 2.13(d)(i) in their loan documents.

                  (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Administrative Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

            (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

      2.14. CAPITAL REQUIREMENTS. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline adopted after the date hereof regarding capital requirements for banks or bank holding companies, or any change adopted after the date hereof in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity adopted after the date hereof regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error); provided, however, that Borrowers shall not be required to compensate such Lender pursuant to this Section 2.14 for any such reduction of rate of return of capital incurred more than 180 days prior to the date that such Lender notifies the Administrative Borrower in writing of the additional amounts and of such Lender's intention to claim compensation therefore; provided further that, if the change in law giving rise to such reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

      2.15. JOINT AND SEVERAL LIABILITY OF U.S. BORROWERS.

            (a) Each U.S. Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each U.S. Borrower and in consideration of the undertakings of the other U.S. Borrowers to accept joint and several liability for the U.S. Obligations and the U.K. Obligations.

            (b) Each U.S. Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other U.S. Borrowers, with respect to the payment and performance of all of the U.S. Obligations and the U.K. Obligations (including, without limitation, any U.S. Obligations and U.K. Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the U.S. Obligations and the U.K. Obligations shall be the joint and several obligations of each U.S. Borrower without preferences or distinction among them.

            (c) If and to the extent that any of U.S. Borrowers shall fail to make any payment with respect to any of the U.S. Obligations or the U.K. Obligations as and when due or to perform any of the U.S. Obligations or the U.K. Obligations in accordance with the terms thereof, then in each such event the other U.S. Borrowers will make such payment with respect to, or perform, such Obligation.

            (d) The Obligations of each U.S. Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each U.S. Borrower enforceable against such U.S. Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

            (e) Except as otherwise expressly provided in this Agreement or the other Loan Documents, each U.S. Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the U.S. Obligations or the U.K. Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each U.S. Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the U.S. Obligations or the U.K. Obligations, the acceptance of any payment of any of the U.S. Obligations or the U.K. Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any U.S. Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the U.S. Obligations or the U.K. Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the U.S. Obligations or the U.K. Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each U.S. Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective U.S. Obligations or U.K. Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this
Section 2.15, it being the intention of each Borrower that, so long as any of the U.S. Obligations or the U.K. Obligations hereunder remain unsatisfied, the Obligations of each U.S. Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Agent or Lender. The joint and several liability of the U.S. Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any Borrower or any Agent or Lender.

            (f) Each U.S. Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the U.S. Obligations or the U.K. Obligations. Each U.S. Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each U.S. Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the U.S. Obligations or the U.K. Obligations.

            (g) The provisions of this Section 2.15 are made for the benefit of Agent, Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the U.S. Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the U.S. Obligations and the U.K. Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the U.S. Obligations and the U.K. Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the U.S. Obligations or the U.K. Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

            (h) Each U.S. Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the U.S. Obligations or the U.K. Obligations or any collateral security therefor until such time as all of the U.S. Obligations and the U.K. Obligations have been paid in full in cash. Any claim which any U.S. Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the U.S. Obligations or the U.K. Obligations arising hereunder or thereunder, to the prior payment in full in cash of the U.S. Obligations and the U.K. Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Loan Party, its debts or its assets, whether voluntary or involuntary, all such U.S. Obligations and U.K. Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Loan Party therefor.

            (i) Each of the Loan Parties hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Loan Party to any other Loan Party is hereby subordinated to the prior payment in full in cash of the Obligations. Each Loan Party hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Loan Party will not demand, sue for or otherwise attempt to collect any indebtedness of any other Loan Party owing to such Loan Party until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Loan Party shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Loan Party as trustee for Agent, and such Loan Party shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).

            (j) For the avoidance of doubt, U.K. Borrower shall be obligated for the U.K. Obligations and not for any other Obligations.

      2.16. JUDGMENT CURRENCY.

            (a) This is an international financial transaction in which the specification of a currency and payment in New York City is of the essence. Dollars shall be the currency of account in the case of all payments pursuant to or arising under this Agreement or under any other Loan Document, and all such payments shall be made to Agent's Account in immediately available funds. To the fullest extent permitted by applicable law, the Obligations of each Loan Party to Agent and the Lenders under this Agreement and under the other Loan Documents shall not be discharged by any amount paid in any other currency or in any other manner than to Agent's Account to the extent that the amount so paid after conversion under this Agreement and transfer to Agent's Account does not yield the amount of Dollars in New York City due under this Agreement and under the other Loan Documents. If, for the purposes of obtaining or enforcing judgment against Loan Parties in any court in any jurisdiction in connection with this Agreement or any other Loan Document, it becomes necessary to convert into any other currency (such other currency being referred to as the "Judgment Currency") an amount due under this Agreement or any Loan Document in Dollars other than Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that would give effect to such conversion being made on such date, or (b) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 2.16 being hereinafter referred to as the "Judgment Conversion Date").

            (b) If, in the case of any proceeding in the court of any jurisdiction referred to in subsection (a) above, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, Loan Parties shall pay such additional amount (if any, and in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. The term "rate of exchange" in this Section means the Spot Rate at which Agent would be prepared to sell Dollars against the Judgment Currency.

            (c) Any amount due from Loan Parties under this Section 2.16 shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Loan Document.

3. CONDITIONS; TERM OF AGREEMENT.

      3.1. CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make its initial extension of credit provided for hereunder, is subject to the fulfillment, to the satisfaction of Agent and each Lender of each of the conditions precedent set forth on Schedule 3.1 (the making of such initial extension of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).

      3.2. CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to continue to make Advances hereunder (or to extend any other credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by the applicable Loan Party to so perform or cause to be performed constituting an Event of Default):

            (a) The Loan Parties shall use their best efforts within 120 days after the Closing Date to implement an electronic collateral reporting system reasonably satisfactory to Agent.

            (b) Within 45 days after the Closing Date, U.K. Loan Parties shall have opened new operating accounts in the United Kingdom in accordance with the provisions of Section 2.7.

            (c) No later than July 31, 2006, MSX International Holdings Limited shall have filed its statutory accounts for the year ended 31 December 2004 with Companies House in the United Kingdom and provided evidence, in form and substance satisfactory to Agent, that such accounts have been filed.

            (d) Within 30 days after the Closing Date, Loan Parties shall deliver to Agent the Pledged Notes (as defined in the Security Agreement) set forth on Schedule 10 to the Security Agreement, together with an executed allonge, in form and substance satisfactory to Agent.

      3.3. CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make any Advances hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

            (a) the representations and warranties contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

            (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

            (c) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Loan Party, Agent, or any Lender; and

            (d) no Material Adverse Change shall have occurred since December 31, 2005.

      3.4. TERM. This Agreement shall continue in full force and effect for a term ending on June 30, 2009 (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

      3.5. EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to outstanding Letters of Credit and including all Bank Product Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations). No termination of this Agreement, however, shall relieve or discharge Loan Parties or their Subsidiaries of their duties,

Obligations, or covenants hereunder or under any other Loan Document and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been paid in full and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, without recourse, representation or warranty, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

      3.6. EARLY TERMINATION BY BORROWERS. Borrowers have the option, at any time upon 60 days prior written notice by Administrative Borrower to Agent, to terminate this Agreement and terminate the Commitments hereunder by paying to Agent, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and
(b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations), in full, together with the applicable prepayment premium as set forth in the Fee Letter. If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations), in full, together with the applicable prepayment premium as set forth in the Fee Letter on the date set forth as the date of termination of this Agreement in such notice.

4. REPRESENTATIONS AND WARRANTIES.

            In order to induce the Lender Group to enter into this Agreement, each Loan Party makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

      4.1. NO ENCUMBRANCES. Each Loan Party and its Subsidiaries has good and indefeasible title to, or a valid leasehold interest in, their personal property assets (except for personal property with an aggregate value not in excess of $50,000) and good and marketable title to, or a valid leasehold interest in, their Real Property, if any, in each case, free and clear of Liens except for Permitted Liens.

      4.2. ELIGIBLE ACCOUNTS. As to each Account that is identified by a Borrower as an Eligible Account in a borrowing base report submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of Borrowers' business,
(b) owed to Borrowers without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

      4.3. INTENTIONALLY OMITTED.

      4.4. EQUIPMENT. Each material item of Equipment of Loan Parties and their Subsidiaries is used or held for use in their business and is in good working order, ordinary wear and tear and damage by casualty excepted.

      4.5. LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment (other than vehicles or Equipment out for repair) of Loan Parties and their Subsidiaries are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between, the locations identified on Schedule
4.5 (as such Schedule may be updated pursuant to Section 5.9).

      4.6. INVENTORY RECORDS. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries' Inventory and the book value thereof.

      4.7. JURISDICTION OF ORGANIZATION; LOCATION OF CHIEF EXECUTIVE OFFICE; ORGANIZATIONAL IDENTIFICATION NUMBER; COMMERCIAL TORT CLAIMS.

            (a) The name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Loan Party and each of its Subsidiaries is set forth on Schedule 4.7(a) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 6.5 and new Subsidiaries formed in accordance with Section 5,16).

            (b) The chief executive office of each Loan Party and each of its Subsidiaries is located at the address indicated on Schedule 4.7(b) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.9 and new Subsidiaries formed in accordance with Section 5.16).

            (c) Each Loan Party's and each of its Subsidiaries' tax identification numbers and organizational identification numbers, if any, are identified on Schedule 4.7(c) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 6.5 and new Subsidiaries formed in accordance with Section 5.16).

            (d) As of the Closing Date, Loan Parties and their Subsidiaries do not hold any commercial tort claims, except as set forth on Schedule 4.7(d).

      4.8. DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a) Each Loan Party is duly incorporated or organized, as the case may be, and existing and (to the extent such concept applies to such entity and, with respect to U.K. Guarantor, on and after August 1, 2006) in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

            (b) Set forth on Schedule 4.8(b) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.16), is a complete and accurate description of the authorized capital Stock of each Loan Party, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 4.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Loan Party's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

            (c) Set forth on Schedule 4.8(c) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.16), is a complete and accurate list of each Loan Party's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Loan Party. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

            (d) Except as set forth on Schedule 4.8(d), there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Loan Party or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Loan Party's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

      4.9. DUE AUTHORIZATION; NO CONFLICT.

            (a) As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action, as the case may be, on the part of such Loan Party.

            (b) As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of foreign, federal, state, or local law or regulation applicable to any Loan Party, the Governing Documents of any Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Loan Party (including, without limitation, any Material Contract), (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Loan Party, other than Liens in favor of Agent for the benefit of Lenders, or (iv) require any approval of any Loan Party's interestholders or any approval or consent of any Person under any material contractual obligation of any Loan Party (including, without limitation, any Material Contract), other than consents or approvals that have been obtained and that are still in force and effect.

            (c) Other than the filing of financing statements (and equivalent instruments in the United Kingdom), the recordation of the Mortgages, if any, the filing of the Copyright Security Agreement with the U.S. Copyright Office, the filing or recording of the Patent Security Agreement and the Trademark Security Agreement with the U.S. Patent and Trademark Office, and other filings or actions necessary to perfect Liens granted to Agent in the Collateral, the execution, delivery, and performance by each Loan Party of this Agreement and the other Loan Documents to which such Loan Party is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

            (d) As to each Loan Party, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Loan Party will be the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles (whether applied by a court of law or equity) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

            (e) The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all Collateral in favor of Agent and such Liens constitute perfected first priority Liens, subject only to Permitted Liens, other than (i) in respect of motor vehicles and other Liens perfected only by possession to the extent Agent has not obtained or does not maintain possession of such Collateral and (ii) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 6.12, and subject only to the filing of financing statements (and equivalent instruments in the United Kingdom) and the recordation of the Mortgages, if any.

      4.10. LITIGATION. Other than those matters disclosed on Schedule 4.10 and other than matters arising after the Closing Date that reasonably could not be expected to result in a Material Adverse Change, there are no actions, suits, or proceedings pending or, to the best knowledge of each Loan Party, threatened against any Loan Party or any of its Subsidiaries. There are no actions, suits or proceedings, pending, or to the best knowledge of each Loan Party, threatened, that relate to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.

      4.11. NO MATERIAL ADVERSE CHANGE. All consolidated financial statements relating to Parent and its Subsidiaries that have been delivered by Parent or any of its Subsidiaries to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Parent's and its Subsidiaries' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Parent and its Subsidiaries since December 31, 2005.

      4.12. FRAUDULENT TRANSFER.

            (a) Each U.S. Loan Party and each Subsidiary of a U.S. Loan Party, taken as a whole, are Solvent.

            (b) Each U.K. Loan Party and each Subsidiary of a U.K. Loan Party, take as a whole, are Solvent.

            (c) No transfer of property is being made by any Loan Party or any Subsidiary of a Loan Party and no obligation is being incurred by any Loan Party or any Subsidiary of a Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Loan Parties or their Subsidiaries.

      4.13. EMPLOYEE BENEFITS. Except as otherwise indicated on Schedule 4.13, none of Loan Parties, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

      4.14. ENVIRONMENTAL CONDITION. Except as set forth on Schedule 4.14, (a) to Loan Parties' knowledge, none of Loan Parties' or their Subsidiaries' properties or assets has ever been used by Loan Parties, their Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such use, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Loan Parties' knowledge, none of Loan Parties' nor their Subsidiaries' properties or assets has ever been designated or identified pursuant to any Environmental Law as a Hazardous Materials disposal site, (c) none of Loan Parties nor any of their Subsidiaries have received written notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Loan Parties or their Subsidiaries, and (d) none of Loan Parties nor any of their Subsidiaries have received a material summons, citation, notice, or directive from the United States Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Loan Party or any Subsidiary of a Loan Party alleging that any Loan Party or any Subsidiary of a Loan Party is responsible for a release of Hazardous Materials into the environment.

      4.15. INTELLECTUAL PROPERTY. Each Loan Party and each Subsidiary of a Loan Party owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are used in to the conduct of its business as currently conducted, except for the failure to own or license which could not reasonably be expected to result in a Material Adverse Change, and attached hereto as Schedule 4.15 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, registered trademarks, applications for registration of trademarks, registered copyrights, and applications for registration of copyright as to which each Loan Party or one of its Subsidiaries is the owner or is an exclusive licensee; provided, however, that Loan Parties may amend Schedule 4.15 to add additional property so long as such amendment occurs by written notice to Agent no later than 10 days after the date on which a Loan Party or any Subsidiary of Loan Party acquires any such intellectual property after the Closing Date.

      4.16. LEASES. Loan Parties and their Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating and all of such material leases are valid and subsisting and no default by Loan Parties or their Subsidiaries exists under any of them, unless such default is the subject of a Permitted Protest or could not be expected to result in a Material Adverse Change.

      4.17. DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Set forth on Schedule 4.17 (as updated from time to time in accordance with the provisions of Section 2.7(c)) is a listing of all of Loan Parties' and their Subsidiaries' Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

      4.18. COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Loan Parties or their Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents, but excluding any information based on or constituting a forecast or projection) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Loan Parties or their Subsidiaries in writing to Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date (after the Closing Date) on which any other Projections are delivered to Agent, such additional Projections represent Loan Parties' good faith estimate of their and their Subsidiaries' future performance for the periods covered thereby based upon assumptions believed by Loan Parties to be reasonable at the time of the delivery thereof to Agent (it being understood that such projections and forecasts are subject to uncertainties and contingencies, many of which are beyond the control of Loan Parties and their Subsidiaries, no assurance is given that such projections or forecasts will be realized and actual results may vary from such projections and forecasts).

      4.19. INDEBTEDNESS. Set forth on Schedule 4.19 is a true and complete list of all Indebtedness of each Loan Party and each Subsidiary of a Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness.

      4.20. MARGIN STOCK. None of the Loan Parties is nor will it engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

      4.21. PERMITS, ETC.. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and the Real Property currently owned, leased, managed or operated, or acquired, by such Person, except for such permits, licenses, authorizations, approvals, entitlements and accreditations the absence of which could not reasonably be expected to result in a Material Adverse Change. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, except any condition or event that could not reasonably be expected to result in a Material Adverse Change, and to each Loan Party's knowledge, there is no claim that any thereof is not in full force and effect, except for such condition, event or claim which could not reasonably be expected to result in a Material Adverse Change.

      4.22. MATERIAL CONTRACTS. Set forth on Schedule 4.22 is a complete and accurate list as of the Closing Date of all Material Contracts of the Loan Parties, showing the parties thereof and amendments and modifications thereto. Except as set forth on Schedule 4.22, each such Material Contract (i) is in full force and effect and is binding upon and enforceable against the Loan Party that is a party thereto and, to such Loan Party's knowledge, all other parties thereto in accordance with its terms, and (ii) is not in default due to the action of any Loan Party or, to such Loan Party's knowledge, any other party thereto, except for such defaults that could not reasonably be expected to result in a Material Adverse Change.

      4.23. EMPLOYEE AND LABOR MATTERS. Except as set forth on Schedule 4.23, there is (a) no unfair labor practice complaint pending or, to any Loan Party's knowledge, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or, to any Loan Party's knowledge, threatened against any Loan Party which arises out of or under any collective bargaining agreement applicable to any Persons employed by any Loan Party that could reasonably be expected to result in a Material Adverse Change,
(b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the knowledge of each Loan Party, threatened against any Loan Party and (c) no union representation question existing with respect to the employees of any Loan Party and, to any Loan Party's best knowledge, no union organizing activity taking place with respect to any of the employees of any of them. Neither any Loan Party, nor any ERISA Affiliate of any Loan Party has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act, if applicable, or any other applicable legal requirements dealing with such matters. All material payments due from any Loan Party on account of workers compensation, wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party.

      4.24. CUSTOMERS AND SUPPLIERS. There exists no actual or, to any Loan Party's knowledge, threatened termination, cancellation or material adverse limitation of, or material adverse modification to or material adverse change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (ii) any Loan Party, on the one hand, and any material supplier thereof, on the other hand; and, to any Loan Party's knowledge, 'there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change.

      4.25. TAXES. Each Loan Party, and each Person which has tax liabilities for which any Loan Party is liable (each, a "Tax Party") have filed, or caused to be filed, and will continue to file in a timely manner (taking into account all applicable lawful extensions) all applicable foreign, federal, state and other material tax returns and reports required to be filed, and have paid, and will continue to pay, all applicable foreign, federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable pursuant to said returns or pursuant to any assessment received by any Tax Party, except such taxes that are the subject of a Permitted Protest or are set forth on Schedule P-2. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Tax Party has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, and has collected, deposited and remitted in accordance with all applicable laws, all sales, use and similar taxes applicable to the conduct of its business, except, in each case, to the extent that the validity of such assessment or tax is the subject of a Permitted Protest. There are no

Liens on any properties or assets of any Loan Party imposed or arising as a result of the delinquent payment or the nonpayment of any tax, assessment, fee or other governmental charge, other than Permitted Liens.

      4.26. INSURANCE. Each Loan Party and each of its Subsidiaries keeps its property insured in amounts and under policies as is customary of companies in the same or substantially similar businesses and maintains (a) insurance to such extent and against such risks, including fire, as is customary with companies in the same or substantially similar businesses, (b) workers' compensation insurance in the amount required by applicable law, (c) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or substantially similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (d) such other insurance as may be required by applicable law or as may be reasonably required by Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 4.26 sets forth a list of all insurance maintained by each Loan Party on the Closing Date.

      4.27. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Loan Parties is an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

      4.28. BROKERAGE FEES. Parent and its Subsidiaries have not utilized the services of any broker or finder in connection with obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Parent or its Subsidiaries in connection herewith.

      4.29. SUBORDINATED DEBT DOCUMENTS. As of the Closing Date, the outstanding principal balance of the Subordinated Notes is $130,000,000, and all agreements, instruments and documents executed or delivered pursuant to the original issuance of the Subordinated Notes are described on Schedule 4.29 hereto. All Obligations are "Senior Indebtedness" and "Designated Senior Indebtedness" as defined in the Subordinated Indenture and are and will be incurred in compliance with the Subordinated Indenture. This Agreement and the other Loan Documents are the "Senior Credit Facility" as defined in the Subordinated Indenture. Other then the Obligations, the Second Secured Debt, the Third Secured Term Loan Debt and the Fourth Secured Term Loan Debt there is no other "Designated Senior Indebtedness" thereunder. All Obligations, including all Advances and Letter of Credit Usage, up to the full amount of the Total Commitment, are permitted to be incurred pursuant to Sections 4.3(b)(1) and 4.3(b)(11) of the Subordinated Note Indenture without satisfying the requirements of Section 4.3(a). There is no event of default or event or condition which would become an event of default with notice or lapse of time or both, under the Subordinated Debt Documents and each of the Subordinated Debt Documents is in full force and effect. Other than pursuant to the Subordinated Debt Documents, there is no obligation pursuant to any Subordinated Debt Document or other document or agreement evidencing or relating to any Subordinated Debt outstanding or to be outstanding on the Closing Date which obligates the Parent or any of its Subsidiaries to pay any principal or interest or redeem any of its Stock or incur any other monetary obligation, and the Subordinated Notes and any other promissory note or other instrument evidencing any Subordinated Debt issued at any time pursuant to the Subordinated Debt Documents are and will be "Securities" as defined in the Subordinated Indenture.

      4.30. FOURTH SECURED TERM LOAN DEBT DOCUMENTS. As of the Closing Date, the outstanding principal balance of the Fourth Secured Term Loan Debt equals $22,894,620.20, the Fourth Secured Term Loan Debt consists of $19,689,373.37 in principal owing by the Parent and $3,205,246.83 owing by U.K. Borrower, and all agreements, instruments and documents executed or delivered pursuant to or in connection with the Fourth Secured Term Loan Debt are described on Schedule 4.30 hereto. All Obligations, including all Advances and Letter of Credit Usage, up to the full amount of the Total Commitment, are permitted to be incurred pursuant to Sections 6.1(b)(1), (b)(9) and (b)(13) of the Fourth Secured Term Loan Agreement without satisfying the requirements of Section 6.1(a). All Fourth Secured Term Loan Debt is incurred in full compliance with the Subordinated Debt Documents and the Fourth Secured Term Loan Debt Documents and does not cause any default thereunder. All Liens securing the Fourth Secured Term Loan Debt are subordinate and junior in priority to all Liens in favor of Agent, for the benefit of the Lenders, securing the Obligations under the Intercreditor Agreement. No Liens securing the Fourth Secured Term Loan Debt exist on any Collateral of the Loan Parties or any of their Subsidiaries on which Agent does not have an enforceable, perfected Lien under the Loan Documents securing the Obligations. No event of default or event or condition which would become an event of default with notice or lapse of time or both, exists under the Fourth Secured Term Loan Debt Documents and each of the Fourth Secured Term Loan Debt Documents is in full force and effect. Other than the obligation to pay principal and interest at final maturity (whether at stated maturity or upon acceleration) and to accrue (but not pay) interest prior to final maturity under the Fourth Secured Term Loan Debt Documents, there is no obligation pursuant to any Fourth Secured Term Loan Debt Document which obligates the Loan Parties or their Subsidiaries to pay any principal or interest, redeem any of its Stock, pay any fees or other consideration of any kind or incur any other payment obligation or liability, other than customary expenses in connection with enforcement of the Fourth Secured Term Loan Debt Documents and customary indemnities in loan documents.

      4.31. THIRD SECURED TERM LOAN DEBT DOCUMENTS. As of the Closing Date, the outstanding principal balance of the Third Secured Term Loan Debt equals $25,000,000, the Third Secured Term Loan Debt consists of $21,500,000 in principal owing by the Parent and $ 3,500,000 owing by U.K. Borrower, the non-default interest rate applicable to the Third Secured Term Loan Debt will not exceed 11.5% per annum and all agreements, instruments and documents executed or delivered pursuant to or in connection with the Third Secured Term Loan Debt are described on Schedule 4.31 hereto. All Obligations, including all Advances and Letter of Credit Usage, up to the full amount of the Total Commitment, are permitted to be incurred pursuant to Sections 6.1(b)(1), (b)(9) and (b)(13) of the Third Secured Term Loan Agreement without satisfying the requirements of Section 6.1(a). All Third Secured Term Loan Debt is incurred in full compliance with the Subordinated Debt Documents and the Third Secured Term Loan Debt Documents and does not cause any default thereunder. All Liens securing the Third Secured Term Loan Debt are subordinate and junior in priority to all Liens in favor of Agent, for the benefit of the Lenders, securing the Obligations under the Intercreditor Agreement. No Liens securing the Third Secured Term Loan Debt exist on any Collateral of the Loan Parties or any of their Subsidiaries on which Agent does not have an enforceable, perfected Lien under the Loan Documents securing the Obligations. No event of default or event or condition which would become an event of default with notice or lapse of time or both, exists under the Third Secured Term Loan Debt Documents and each of the Third Secured Term Loan Debt Documents is in full force and effect. Other than the obligation to pay principal and interest at final maturity (whether at stated maturity or upon acceleration), to pay interest semi-annually prior to final maturity under the Third Secured Term Loan Debt Documents, issue stock purchase warrants for the purchase of the Parent's Stock and to pay a replacement fee of $750,000, there is no obligation pursuant to any Third Secured Term Loan Debt Document which obligates the Loan Parties or their Subsidiaries to pay any principal or interest, redeem any of its Stock, pay any fees or other consideration of any kind or incur any other payment obligation or liability, other than customary expenses in connection with enforcement of the Third Secured Term Loan Debt Documents and customary indemnities in loan documents.

      4.32. SECOND SECURED DEBT DOCUMENTS. As of the Closing Date, the outstanding principal balance of the Second Secured Notes is $75,500,000, the Second Secured Notes consists of $64,930,000 in principal owing by the Parent and $10,570,000 owing by U.K. Borrower, and all agreements, instruments and documents executed or delivered pursuant to or in connection with the Second Secured Notes are described on Schedule 4.32 hereto. All Secured Obligations are and will be incurred in full compliance with the Second Secured Indenture. This Agreement and the other Loan Documents are the "Senior Credit Facility" as defined in the Second Secured Indenture. All Obligations, including all Advances and Letter of Credit Usage, up to the full amount of the Total Commitments, are permitted to be incurred pursuant to Sections 4.3(b)(1), (b)(9) and (b)(13) of the Second Secured Note Indenture without satisfying the requirements of Section 4.3(a). All Liens securing the Second Secured Debt are subordinate and junior in priority to all Liens in favor of Agent, for the benefit of the Lenders, securing the Obligations under the Intercreditor Agreement. No Liens securing the Second Secured Debt exist on any Collateral of the Loan Parties or any of their Subsidiaries on which Agent does not have an enforceable, perfected Lien under the Loan Documents securing the Obligations. No event of default or event or condition which would become an event of default with notice or lapse of time or both, exists under the Second Secured Documents and each of the Second Secured Debt Documents is in full force and effect. Other than pursuant to the Second Secured Debt Documents, there is no obligation pursuant to any Second Secured Debt Document or other document or agreement evidencing or relating to any Second Secured Debt outstanding or to be outstanding on the Closing Date which obligates the Loan Parties or any of their Subsidiaries to pay any principal or interest or redeem any of its Stock or incur any other monetary obligation.

5. AFFIRMATIVE COVENANTS.

            Each Loan Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Loan Parties shall and shall cause each of their respective Subsidiaries to do all of the following:

      5.1. ACCOUNTING SYSTEM. Maintain a system of accounting that enables Parent and its Subsidiaries to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Loan Parties also shall keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries' (excluding any Foreign Subsidiaries that are not Loan Parties) sales.

      5.2. COLLATERAL REPORTING. Provide Agent, (and if so requested by Agent, with copies for each Lender), with each of the reports set forth on Schedule 5.2 at the times specified therein. In addition, each Loan Party agrees, in accordance with Section 3.2(a), to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

      5.3. FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with copies to each Lender, each of the financial statements, reports, or other items set forth on Schedule 5.3 at the times specified therein. In addition, Parent agrees that no Subsidiary of Parent will have a fiscal year different from that of Parent.

      5.4. INTENTIONALLY OMITTED.

      5.5. INSPECTION. Permit Agent, each Lender, and each of their duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent or any such Lender may designate and, so long as no Default or Event of Default exists, such inspection (a) shall be with reasonable prior notice to Administrative Borrower, and (b) shall occur no more than four times in any calendar year (or prior to January 1, 2007, no more than twice).

      5.6. MAINTENANCE OF PROPERTIES. Maintain and preserve all of their properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear, tear in all material respects, and casualty excepted, and comply in all material respects at all times with the provisions of all material leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

      5.7. TAXES. Cause all assessments and taxes (other than assessments or taxes in an aggregate amount of less than $50,000), whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Loan Parties, their Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Loan Parties will and will cause their Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that the applicable Loan Party or Subsidiary of a Loan Party has made such payments or deposits.

      5.8. INSURANCE.

            (a) At Loan Parties' expense, maintain insurance respecting the Loan Parties' and their Subsidiaries' assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or substantially similar businesses. Loan Parties also shall, and shall cause each of their Subsidiaries to, maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent (it being understood that the insurance coverage reflected on the certificates of insurance delivered to Agent on the Closing Date is acceptable to Agent and than an insurance company with the same financial strength, credit rating and debt rating as that of the insurance company on the Closing Date that issues the certificates of insurance on the Closing Date is acceptable to Agent). Promptly after receipt by Loan Parties, Loan Parties shall deliver copies of all such policies to Agent with an endorsement naming Agent as the sole loss payee (under a lender's loss payable endorsement satisfactory to Agent in its Permitted Discretion) or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

            (b) Administrative Borrower shall give Agent prompt notice of any loss exceeding $300,000 covered by such insurance. So long as no Event of Default has occurred and is continuing, Loan Parties shall have the exclusive right to adjust any losses payable under any such insurance policies which are less than $300,000. Following the occurrence and during the continuation of an Event of Default, or in the case of any losses payable under such insurance exceeding $300,000, Agent shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to Loan Parties whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be subject to the provisions of Section 2.4(c).

            (c) Loan Parties will not, and will not suffer or permit its Subsidiaries to, take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.8, unless Agent is included thereon as an additional insured or loss payee under a lender's loss payable endorsement. Administrative Borrower shall notify Agent promptly whenever such separate insurance is taken out, specifying the insurer and the type and amount of insurance provided thereunder as to the policies evidencing the same, and copies of such policies shall be provided to Agent promptly after receipt by Loan Parties thereof.

      5.9. LOCATION OF INVENTORY AND EQUIPMENT. Keep Loan Parties' and their Subsidiaries' Inventory and Equipment (other than vehicles and Equipment out for repair and Inventory and Equipment with an aggregate value of less than $50,000) only at the locations identified on Schedule 4.5 and their chief executive offices only at the locations identified on Schedule 4.7(b); provided, however, that Administrative Borrower may amend Schedule 4.5 or Schedule 4.7 so long as such amendment occurs by written notice to Agent not less than 15 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Loan Party provides Agent a Collateral Access Agreement with respect thereto; provided, further, however, with respect to such locations (other than with respect to Loan Parties' chief executive office or any location where books and records are located), if such Loan Party fails to deliver to Agent such Collateral Access Agreement prior to occupying such location, no Event of Default shall have occurred and Agent shall have the right to establish a reserve against the U.S. Borrowing Base or the U.K. Borrowing Base, as applicable, in the aggregate amount equal to 3 months rent under the lease for each location for which a Collateral Access Agreement has not been delivered.

      5.10. COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

      5.11. LEASES. Pay when due all rents and other amounts payable under any material leases to which any Loan Party or any Subsidiary of a Loan Party is a party or by which any Loan Party's or any of its Subsidiaries' properties and assets are bound, unless such payments are the subject of a Permitted Protest.

      5.12. EXISTENCE. At all times preserve and keep in full force and effect each Loan Party's and each of its Subsidiaries', (i) valid existence and good standing in the jurisdiction of its organization (to the extent such concept applies to such entity), (ii) valid existence and good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of business makes such qualification necessary (to the extent such concept applies to such entity), except to the extent that the failure to be so qualified could not reasonably be expected to result in a Material Adverse Change, and (iii) except as could not reasonably be expected to result in a Material Adverse Change, any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.

      5.13. ENVIRONMENTAL.

            (a) Keep any property either owned or operated by any Loan Party or any Subsidiary of a Loan Party free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Loan Party or any Subsidiary of a Loan Party and take any Remedial Actions required of such Loan Party (or its Subsidiaries) pursuant to Environmental Law to abate said release or otherwise to come into compliance in all material respects with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Loan Party or any Subsidiary of a Loan Party, (ii) written notice of the commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any Subsidiary of a Loan Party, and (iii) written notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

      5.14. DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

      5.15. CONTROL AGREEMENTS. Subject to the limitations set forth in Section 6.12, take all reasonable steps in order for Agent to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to (subject to the proviso contained in Section 6.12) all of its Securities Accounts, Deposit Accounts, electronic chattel paper, investment property, and letter-of-credit rights; provided, however, Agent may defer delivery of any such control agreement and establish a reserve with respect to any such Securities Accounts, Deposit Accounts, electronic chattel paper, investment property, and letter-of-credit rights for which Agent has not received such control agreement.

      5.16. FORMATION OF SUBSIDIARIES. Within 5 days after the time that any Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, such Loan Party shall (unless prohibited by applicable law or the Required Lenders otherwise consent)
(a) cause such new Subsidiary to provide to Agent a joinder to this Agreement and the Security Agreement (or the applicable U.K. Security Documents, if applicable), together with such other security documents reasonably requested by Agent (including Mortgages, if any, with respect to any Real Property of such new Subsidiary with a value in excess of $250,000), as well as appropriate financing statements (and equivalent instruments in the United Kingdom) (and with respect to all property subject to a Mortgage, if any, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided that any such guaranty or security provided by a Foreign Subsidiary shall support only the U.K. Obligations; provided, further, that any such pledge with respect to Collateral of a Foreign Subsidiary shall be substantially in the form of a pledge provided under the laws of such jurisdiction on the Closing Date, (b) provide to Agent a pledge agreement and appropriate certificates and powers or financing statements (and equivalent instruments in the United Kingdom), hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance reasonably satisfactory to Agent, and (c) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which in its reasonable judgment is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all Real Property with a value in excess of $250,000 subject to a Mortgage, if any). Any document, agreement, or instrument executed or issued pursuant to this Section 5.16 shall be a Loan Document.

      5.17. FURTHER ASSURANCES. Subject to the limitations contained in Section 5.16, from time to time upon reasonable notice and subject to the reasonable request of Agent, unless prohibited by applicable law, Loan Parties shall execute or deliver to Agent, and shall cause their Subsidiaries to execute or deliver to Agent, such financing statements (and equivalent instruments in the United Kingdom), fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (collectively, the "Additional Documents") as are necessary or as Agent may reasonably request in form and substance reasonably satisfactory to Agent, (a) to subject to valid and perfected first priority Liens of Agent (subject to Permitted Liens) any of the Collateral or any other property of any Loan Party and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), (b) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, (c) in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents, and (d) to reasonably carry out more effectively the purposes of this Agreement and the other Loan Documents. To the maximum extent permitted by applicable law and subject to the limitations contained in Section 5.16, Borrowers authorize Agent to execute any such Additional Documents in Loan Parties' or their Subsidiaries' names, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office to better assure, convey, grant, assign, transfer and confirm unto Agent and each Lender the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document.

      5.18. ORGANIZATIONAL ID NUMBER; COMMERCIAL TORT CLAIMS. As promptly as practicable, but in any event within 5 days, (i) upon obtaining an organizational identification number (to the extent that any Loan Party has not been issued such number on or prior to the Closing Date), notify Agent in writing and deliver an updated Schedule 4.7(c), and (ii) upon obtaining any commercial tort claim that would have been required to be disclosed to Agent under this Agreement and the other Loan Documents if it existed as of the Closing Date, deliver an updated Schedule 4.7(d) and the other documents required under the Security Agreement.

      5.19. MATERIAL CONTRACTS. Within 5 Business Days of the delivery of a Compliance Certificate each fiscal quarter, provide Agent with copies of (a) each Material Contract entered into since the delivery of the previous Compliance Certificate to Agent and (b) each amendment or modification of any Material Contract entered into since the delivery of the previous Compliance Certificate to Agent.

      5.20. OBTAINING PERMITS, ETC. Obtain, maintain and preserve and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that if not obtained, maintained or preserved could reasonably be expected to result in a Material Adverse Change.

6. NEGATIVE COVENANTS.

            Each Loan Party covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Loan Parties will not and will not permit any of their respective Subsidiaries to do any of the following:

      6.1. INDEBTEDNESS. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

            (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

            (b) Indebtedness set forth on Schedule 4.19 and any Refinancing Indebtedness in respect of such Indebtedness,

            (c) Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

            (d) Indebtedness relating to endorsement of instruments or other payment items for deposit, and

            (e) Indebtedness consisting of unsecured intercompany loans and advances among Loan Parties, subject to the terms and provisions of the Intercompany Subordination Agreement;

            (f) Indebtedness consisting of unsecured intercompany loans and advances among Subsidiaries of Parent that are not Loan Parties hereunder;

            (g) Subordinated Indebtedness;

            (h) Indebtedness in respect of indemnification obligations, surety, appeal or customs bonds incurred in the ordinary course of business of such Person, so long as such Indebtedness is not secured (other than by Permitted Liens) by any of the assets or properties of Loan Parties or any of their Subsidiaries;

            (i) Indebtedness composing Permitted Investments;

            (j) the Second Secured Debt in an aggregate principal amount not to exceed $64,930,000 owing by Parent and $10,570,000 owing by U.K. Borrower and any Refinancing Indebtedness in respect of such Indebtedness;

            (k) the Third Secured Term Loan Debt in an aggregate principal amount not to exceed $21,500,000 owing by the Parent and $3,500,000 owing by U.K. Borrower and any Refinancing Indebtedness in respect of such Indebtedness;

            (l) the Fourth Secured Term Loan Debt in an aggregate principal amount not to exceed $19,689,373.37 owing by Parent and $3,205,246.83 owing by U.K. Borrower and any Refinancing Indebtedness in respect of such Indebtedness;

            (m) Indebtedness in respect of obligations under non-speculative Hedge Agreements entered into in the ordinary course of business solely for hedging purposes;

            (n) Indebtedness of Foreign Subsidiaries that are not Loan Parties hereunder in an aggregate principal amount not to exceed $3,000,000 at any time outstanding; and

            (o) Unsecured Indebtedness of Parent or any Subsidiary in addition to the Indebtedness set forth in clauses (a) through (n) above in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

      6.2. LIENS. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

      6.3. RESTRICTIONS ON FUNDAMENTAL CHANGES.

            (a) Other than a Permitted Merger, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock,

            (b) Other than as a result of a Permitted Merger, liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution),

            (c) Other than as a result of a Permitted Merger, suspend or go out of a substantial portion of its or their business.

      6.4. DISPOSAL OF ASSETS. Other than Permitted Dispositions, Permitted Mergers and Permitted Liens, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into a definitive agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of the assets of any Loan Party or any Subsidiary of a Loan Party.

      6.5. CHANGE NAME. Change any Loan Party's or any of its Subsidiaries' name, organizational identification number, state of organization or organizational identity; provided, however, that a Loan Party or a Subsidiary of a Loan Party may change its name upon at least 15 days prior written notice by Administrative Borrower to Agent of such change and so long as, at the time of such written notification, such Loan Party or such Subsidiary provides any financing statements (and equivalent instruments in the United Kingdom) necessary to perfect and continue perfected the Agent's Liens.

      6.6. NATURE OF BUSINESS. Make any change in the principal nature of their business as described in Schedule 6.6 or acquire any properties or assets that are not reasonably related to the conduct of such business activities.

      6.7. PREPAYMENTS AND AMENDMENTS.

            (a) Except in connection with Refinancing Indebtedness permitted by
Section 6.1, optionally prepay, redeem, defease, purchase (including, without limitation, any offer to repurchase or other payment based on excess cash flow or any similar terms, whether optional or mandatory, it being acknowledged and agreed that any such payment based on excess cash flow or any similar terms that is mandatory may be prohibited by the terms of this Agreement), or otherwise acquire any Subordinated Indebtedness, Second Secured Debt, Third Secured Term Loan Debt, Fourth Secured Term Loan Debt or other Indebtedness of any Loan Party or any Subsidiary of a Loan Party, other than (i) the Obligations in accordance with this Agreement, (ii) in the case of Indebtedness that is not Subordinated Indebtedness, Second Secured Debt, Third Secured Term Loan Debt or Fourth Secured Term Loan Debt, and if no Default or Event of Default has occurred and is continuing or would be caused thereby, payments of revolving credit facilities by Foreign Subsidiaries that are not Loan Parties in the ordinary course of business (provided such payments are from the revenues of such Foreign Subsidiaries and not, directly or indirectly, from proceeds of any U.S. Advances or U.K. Advances) and prepayments of Indebtedness between Parent and its Subsidiaries or between

Subsidiaries of Parent, (iii) any optional payment or defeasance or open-market purchase of any Subordinated Indebtedness, Second Secured Debt, Third Secured Term Loan Debt, Fourth Secured Term Loan Debt or other Indebtedness solely with the proceeds of common stock of Parent or with Subordinated Indebtedness of Loan Parties, and (iv) so long as (A) the average amount of Qualified Cash and Availability for the 30 day period prior to any such purchase or redemption and the amount of Qualified Cash and Availability immediately after giving effect to any such purchase or redemption is not less than $10,000,000, and (B) immediately before and after the making of such purchase or redemption, no Default or Event of Default shall have occurred and be continuing, any purchase or redemption of the Second Secured Notes or the Subordinated Notes, provided, however, that the aggregate purchase price of all such purchases and redemptions shall not exceed $10,000,000.

            (b) Except in connection with Refinancing Indebtedness permitted by
Section 6.1, make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the applicable subordination terms and conditions,

            (c) Except in connection with Refinancing Indebtedness permitted by
Section 6.1, directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 6.1(b), (c), (g), (j), (k), (l) or (o), except any such amendments, modifications or changes that, either individually or in the aggregate, could not be reasonably likely to have an adverse effect on the Loan Parties or the Lender Group, or

            (d) (i) Amend, modify or otherwise change its Governing Documents, including, without limitation, by the filing or modification of any certificate of designation, or (ii) amend, modify or otherwise change any Material Contract, except any such amendments, modifications or changes pursuant to this paragraph
(d) that, either individually or in the aggregate, could not be reasonably likely to result in a Material Adverse Change.

      6.8. CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

      6.9. CONSIGNMENTS. Consign any of their Inventory or sell any of their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

      6.10. DISTRIBUTIONS. Other than Permitted Distributions, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Loan Party's Stock, of any class, whether now or hereafter outstanding.

      6.11. ACCOUNTING METHODS. Modify or change their fiscal year or their method of accounting (in each case, other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Loan Parties' or their Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Agent information that Agent is entitled to request under the Loan Documents, subject to execution by Agent of customary access agreements regarding Loan Parties' and their Subsidiaries' financial condition.

      6.12. INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Administrative Borrower and its Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $500,000 at any one time unless Administrative Borrower or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent's Liens in such Permitted

Investments. Subject to the foregoing proviso, and the proviso of Section 5.15, Loan Parties shall not and shall not permit their Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

      6.13. TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Loan Party or any Subsidiary of a Loan Party except for:

            (a) Transactions between Loan Parties or their Subsidiaries, on the one hand, and any Affiliate of Loan Parties or their Subsidiaries, on the other hand, so long as such transactions (i) are upon fair and reasonable terms, (ii) are fully disclosed to Agent if they involve one or more payments by any Loan Party or any of Subsidiary of a Loan Party in excess of $1,000,000 for any single transaction or series of transactions, and (iii) are no less favorable to Loan Parties or their Subsidiaries, as applicable, than could be obtained in an arm's length transaction with a non-Affiliate;

            (b) the payment of reasonable fees, compensation, or employee benefit arrangements to, and any indemnity provided for the benefit of, outside directors of Parent in the ordinary course of business and consistent with industry practice;

            (c) without duplication, any Permitted Merger, any Permitted Distribution, and Permitted Indebtedness pursuant to Sections 6.1(e) and (f) and any Permitted Investment pursuant to subsections (e) through (h) of the definition of Permitted Investment;

            (d) reasonable and customary director and officer compensation (including bonuses) and other benefits (including retirement, health, stock option, and other benefit plans) and indemnification arrangements and agreements, in each case approved by the Board of Directors of Parent;

            (e) transactions among Subsidiaries of Parent that are not Loan Parties; and

            (f) the transactions set forth on Schedule 6.13.

            For the avoidance of doubt, nothing in this Section 6.13 shall apply to or otherwise restrict any transaction by a Loan Party with any other Loan Party if such transaction is otherwise expressly permitted pursuant to this Agreement.

      6.14. USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lenders, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for working capital, Capital Expenditures, general corporate needs of Borrowers (including their domestic and Foreign Subsidiaries) and for other lawful and permitted purposes.

      6.15. INVENTORY AND EQUIPMENT WITH BAILEES. Store the Inventory or Equipment of Loan Parties or their Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party.

      6.16. FINANCIAL COVENANTS.

            (a) Minimum EBITDA. To the extent the sum of (x) Qualified Cash and
(y) Availability is less than $10,000,000 at anytime during a quarter, fail to achieve EBITDA, measured at the end of the immediately preceding quarter, such quarter, and at all times thereafter, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount                                       Applicable Period

   $13,400,000                                For the 2 consecutive quarter period
                                                       ending July 2, 2006

   $22,000,000                                For the 3 consecutive quarter period
                                                     ending October 1, 2006

   $31,000,000                                For the 4 consecutive quarter period
                                                    ending December 31, 2006

   $31,000,000                                For the 4 consecutive quarter period
                              ending the first quarter of fiscal year 2007 and each quarter ending thereafter

            (b) CAPITAL EXPENDITURES. To the extent the sum of (x) Qualified Cash and (y) Availability is less than $10,000,000 for a period of five (5) consecutive days during any quarter, make Capital Expenditures in excess of $3,000,000 for the period of four (4) consecutive quarters ending at the end of the immediately preceding quarter, such quarter, and the three succeeding quarters.

7. EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

      7.1. If Borrowers fail to pay when due and payable, or when declared due and payable, all or any portion of the Obligations consisting of principal, interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding); provided, however, that in the case of Overadvances that are caused by charging of interest, fees or Lender Group Expenses to the Loan Account, such event shall not constitute an Event of Default if, within 3 Business Days of its receipt of telephonic notice of such Overadvance, Borrowers eliminate such Overadvance;

      7.2. If any Loan Party or any Subsidiary of any Loan Party

            (a) fails to perform or observe any term, provision, condition, covenant or other agreement contained in any of Sections 2.7, 5.2, 5.3, 5.4, 5.5, 5.7, 5.8, 5.12, 5.14, and 6.1 through 6.16 of this Agreement or Section 6 of the Security Agreement;

            (b) fails to perform or observe any term, provision, condition, covenant or other agreement contained in any of Sections 5.6, 5.9, 5.10, 5.11, 5.15, 5.16, 5.17, 5.18, 5.19 and 5.20 of this Agreement and such failure continues for a period of 10 Business Days after the earlier of (i) the date on which such failure shall first become known to any officer of any Loan Party or
(ii) written notice thereof is given to Administrative Borrower by Agent; or

            (c) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 7 (in which event such other provision of this Section 7 shall govern), and such failure continues for a period of 25 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Loan Party or (ii) written notice thereof is given to Administrative Borrower by Agent;

      7.3 If any material portion of any Loan Party's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by such Loan Party or the applicable Subsidiary;

      7.4 If an Insolvency Proceeding is commenced by any Loan Party or any Subsidiary of a Loan Party;

      7.5 If an Insolvency Proceeding is commenced against any Loan Party or any Subsidiary of a Loan Party, and any of the following events occur: (a) the applicable Borrower or Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing or presentation thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Loan Party or any Subsidiary of a Loan Party, or (e) an order for relief shall have been issued or entered therein;

      7.6 If any Loan Party or any Subsidiary of a Loan Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

      7.7 If one or more judgments, orders, or awards involving an aggregate amount of $750,000, or more (except (i) to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing or (ii) with respect to the matter set forth in item 3 of Schedule 4.10) shall be entered or filed against any Loan Party or any Subsidiary of any Loan Party or with respect to any of their respective assets, and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by the applicable Loan Party or the applicable Subsidiary;

      7.8 If there is a default in one or more agreements to which any Loan Party or any Subsidiary of a Loan Party is a party with one or more third Persons relative to Indebtedness of any Loan Party or any Subsidiary of any Loan Party involving an aggregate amount of $750,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of the applicable Loan Party's or Subsidiary's obligations thereunder;

      7.9 If any warranty, representation, statement, or Record made herein or in any other Loan Document or delivered to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

      7.10 If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor; provided, however, that if the obligation of a Subsidiary of the Loan Party that has issued a Guaranty in favor of Agent is terminated in connection with the merger of such Subsidiary with and into a Loan Party pursuant to a Permitted Merger, the termination of such obligation will not constitute an Event of Default;

      7.11 If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement;

      7.12 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party or any Subsidiary of a Loan Party, or a proceeding shall be commenced by any Loan Party or any Subsidiary of a Loan Party, or by any Governmental Authority having jurisdiction over any Loan Party or any Subsidiary of a Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party or any Subsidiary of a Loan Party shall deny that it has any liability or obligation purported to be created under any Loan Document;

      7.13 The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party, if such loss, suspension, revocation or failure to renew could reasonably be expected to result in a Material Adverse Change; or

      7.14 The indictment of any Loan Party or any of its Subsidiaries under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party or any of its Subsidiaries, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any portion of the property of such Person which would result in a Material Adverse Change.

8. THE LENDER GROUP'S RIGHTS AND REMEDIES.

      8.1. RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand, except as otherwise required by law) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Loan Parties:

            (a) Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

            (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the other Loan Documents, or under any other agreement between Borrowers and the Lender Group;

            (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations; and

            (d) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 7.4 or Section 7.5, in addition to the remedies set forth above, without any notice to any Loan Party or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by each Loan Party.

      8.2. REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

9. TAXES AND EXPENSES.

            If any Loan Party fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to any Loan Party, may do any or all of the following:
(a) make payment of the same or any part thereof, (b) set up such reserves against the U.S. Borrowing Base, the U.K. Borrowing Base or the Maximum Revolver Amount as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with
Section 5.8 hereof, obtain and maintain insurance policies of the type described in Section 5.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

10. WAIVERS; INDEMNIFICATION.

      10.1. DEMAND; PROTEST; ETC. Each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any such Loan Party may in any way be liable, except for those which Agent has expressly agreed to provide under this Agreement or any other Loan Documents.

      10.2. THE LENDER GROUP'S LIABILITY FOR COLLATERAL. Each Loan Party hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Loan Parties.

      10.3. INDEMNIFICATION. Each Loan Party shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other reasonable costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Loan Parties' and their Subsidiaries' compliance with the terms of the Loan Documents, (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by Parent or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities and Costs or Remedial Actions related in any way to any such assets or properties of Parent or any of its Subsidiaries (each and all of the foregoing, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Loan Parties shall have no obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Loan Parties were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Loan Parties with respect thereto. For the avoidance of doubt, U.K. Loan Parties shall not have any indemnification responsibility with respect to any obligation of U.S. Loan Parties. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION UNLESS SUCH ACT OR OMISSION IS DETERMINED TO CONSTITUTE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON AS DETERMINED BY A FINAL DETERMINATION OF A COURT OF COMPETENT JURISDICTION.

11. NOTICES.

            Unless otherwise provided in this Agreement, all notices or demands by Loan Parties or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Loan Parties in care of Administrative Borrower or to Agent, as the case may be, at its address set forth below:

            If to Administrative Borrower:   MSX INTERNATIONAL, INC.
                                             1950 Concept Drive
                                             Warren, MI 48091
                                             Attn: Frederick K. Minturn
                                             Fax No.:  (248) 829-6300

            with copies to:                  DECHERT LLP
                                             Cira Centre
                                             2929 Arch Street
                                             Philadelphia, PA 19103
                                             Attn:  Craig Godshall, Esq.
                                             Fax No.: (215) 994-2222

            If to Agent:                     WELLS FARGO FOOTHILL, INC.
                                             One Boston Place
                                             18th Floor
                                             Boston, MA 02108
                                             Attn:  Business Finance Division
                                               Manager
                                             Fax No.: (617) 523-1697

            with copies to:                  SCHULTE ROTH & ZABEL LLP
                                             919 Third Avenue
                                             New York, NY 10022
                                             Attn:  Frederic L. Ragucci, Esq.
                                             Fax No.: (212) 593-5955

            Agent and Loan Parties may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Loan Party acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

            (c) EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

      13.1. ASSIGNMENTS AND PARTICIPATIONS.

            (a) Any Lender may assign and delegate to one or more assignees (each an "Assignee") that are Eligible Transferees all or any portion, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new Lenders, each of whom is an Affiliate of each other or a fund or account managed by any such new Lender or an Affiliate of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000); provided, however, that so long as no Event of Default has occurred or is continuing, such assigning Lender will consult with Administrative Borrower in connection with any such assignment; provided, further, however, that

Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iii) unless waived by the Agent, the assigning Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $3,500. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

            (b) From and after the date that Agent notifies the assigning Lender (with a copy to Administrative Borrower) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation among Loan Parties, the assigning Lender, and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender's obligations under Section 15 and Section 17.7(a) of this Agreement.

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Loan Parties or the performance or observance by Loan Parties of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) Immediately upon Agent's receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to
Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

            (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a "Participant") participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the obligations of the Originating Lender and each Loan Party under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations,
(iii) Loan Parties, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Loan Parties hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Loan Parties, the Collections of Loan Parties or their Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this Section 13.1(e) are solely for the benefit of the Lender Group, and Loan Parties shall not have any rights as third party beneficiaries of any such provisions.

            (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of
Section 17.7, disclose all documents and information which it now or hereafter may have relating to Loan Parties and their Subsidiaries and their respective businesses.

            (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

      13.2. SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Loan Parties may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Loan Party from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 hereof and, except as expressly required pursuant to Section 13.1 hereof, no consent or approval by any Loan Party is required in connection with any such assignment.

14. AMENDMENTS; WAIVERS.

      14.1. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by Loan Parties therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Administrative Borrower (on behalf of all Loan Parties) and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and Administrative Borrower (on behalf of all Loan Parties), do any of the following:

            (a) increase or extend any Commitment of any Lender,

            (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

            (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

            (d) change the Pro Rata Share that is required to take any action hereunder,

            (e) amend or modify this Section or any provision of this Agreement providing for consent or other action by all Lenders,

            (f) other than as permitted by Section 15.12, release Agent's Lien in and to any of the Collateral,

            (g) change the definition of "Required Lenders" or "Pro Rata Share",

            (h) contractually subordinate any of the Agent's Liens,

            (i) other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Loan Party from any obligation for the payment of money,

            (j) amend any of the provisions of Section 2.4(b)(i), (ii) or (iii),

            (k) change the definitions of U.S. Borrowing Base or U.K. Borrowing Base or the definitions of Eligible Accounts, Maximum Revolver Amount, U.K. Eligible Billed Accounts, U.K. Eligible Unbilled Accounts, U.S. Eligible Billed Accounts, U.S. Eligible Unbilled Accounts, or change Section 2.1(b), or

            (l) amend any of the provisions of Section 15.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Loan Parties, shall not require consent by or the agreement of Loan Parties.

      14.2. REPLACEMENT OF HOLDOUT LENDER.

            (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

            (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 13.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

      14.3. NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Loan Parties of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15. AGENT; THE LENDER GROUP.

      15.1. APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints WFF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 15. The provisions of this Section 15 (other than the proviso to Section 15.11(a)) are solely for the benefit of Agent, and the Lenders, and Loan Parties and their Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that WFF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Loan Parties and their Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents,
(c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Loan Parties and their Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Loan Parties and their Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Loan Parties, the Obligations, the Collateral, the Collections of Loan Parties and their Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

      15.2. DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

      15.3. LIABILITY OF AGENT. None of the Agent Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any Subsidiary or Affiliate of any Loan Party, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Loan Parties or the books or records or properties of any of Loan Parties' Subsidiaries or Affiliates.

      15.4. RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Loan Parties or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

      15.5. NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 8; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

      15.6. CREDIT DECISION. Each Lender acknowledges that none of the Agent Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Loan Parties and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Loan Parties. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Loan Parties and any other Person party to a Loan Document that may come into the possession of any of the Agent Related Persons.

      15.7. COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Loan Parties are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Loan Parties and their Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by Loan Parties or their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Loan Parties and without limiting the obligation of Loan Parties to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Loan Parties. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

      15.8. AGENT IN INDIVIDUAL CAPACITY. WFF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Loan Parties and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though WFF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFF or its Affiliates may receive information regarding Loan Parties or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Loan Parties or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include WFF in its individual capacity.

      15.9. SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders (unless such notice is waived by the Required Lenders). If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower's consent to the appointment of any successor Agent must be obtained (such consent not to be unreasonably withheld, delayed or conditioned); provided, however, that Administrative Borrower's right to approve a successor Agent pursuant to this sentence shall not in any manner affect the right of Agent to resign pursuant to the first sentence of this Section 15.9. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

      15.10. LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Loan Parties and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them. With respect to the Swing Loans and Protective Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

      15.11. WITHHOLDING TAXES.

            (a) All payments made by any Loan Party hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, each Loan Party shall comply with the penultimate sentence of this Section 15.11(a). "Taxes" shall mean, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein measured by or based on the net income or net profits of any Lender) and all interest, penalties or similar liabilities with respect thereto. If any Taxes are so levied or imposed, each Loan Party agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 15.11(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Loan Parties shall not be required to increase any such amounts if the increase in such amount payable (i) results from Agent's or such Lender's own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction), (ii) results from an obligation under law to withhold, deduct, or pay such amount that existed on the date that Agent or such Lender became a party to this Agreement, or (iii) results from such Lender's failure to comply with the provisions of Section 15.11(b). Each Loan Party will furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by any Loan Party. Each Lender shall reasonably cooperate with UK Borrower in completing any procedural formalities reasonably necessary for UK Borrower to obtain authorization to make any interest payment under the Loan Documents to such Lender without a deduction or withholding imposed by the United Kingdom Inland Revenue.

            (b) If a Lender claims an exemption from United States withholding tax, Lender agrees with and in favor of Agent and any Loan Party, to deliver to
Agent:

                  (i) if such Lender claims an exemption from United States withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of any Loan Party(within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to any Loan Party within the meaning of
Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Loan Party;

                  (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Loan Party;

                  (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Loan Party; or

                  (iv) such other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Loan Party.

Each Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (c) If a Lender claims an exemption from withholding tax in a jurisdiction other than the United States, Lender agrees with and in favor of Agent and Loan Parties, to deliver to Agent any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower.

Each Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (d) If any Lender claims exemption from, or reduction of, withholding tax and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Loan Parties to such Lender, such Lender agrees to notify Agent and Administrative Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Loan Parties to such Lender. To the extent of such percentage amount, Agent and Loan Parties will treat such Lender's documentation provided pursuant to Sections 15.11(b) or 15.11(c) as no longer valid. With respect to such percentage amount, such Lender may provide new documentation, pursuant to Sections 15.11(b) or 15.11(c), if applicable.

            (e) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (b) or (c) of this Section 15.11 are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax and Borrowers shall not be responsible for paying such withholding.

            (f) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of the Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section 15.11, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

      15.12. COLLATERAL MATTERS.

            (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Loan Parties of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under Section 6.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry),
(iii) constituting property in which no Borrower or its Subsidiaries owned any interest at the time the Agent's Lien was granted nor at any time thereafter, or
(iv) constituting property leased to a Loan Party or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of
(y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Administrative Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this

Section 15.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Loan Parties in respect of) all interests retained by Loan Parties, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

            (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Loan Parties or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

      15.13. RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

            (a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

            (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

      15.14. AGENCY FOR PERFECTION. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 8 or
Article 9, as applicable, of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent's instructions.

      15.15. PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

      15.16. CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

      15.17. FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By becoming a party to this Agreement, each Lender:

            (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

            (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

            (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Loan Parties and will rely significantly upon Loan Parties and their Subsidiaries' books and records, as well as on representations of Loan Parties' personnel,

            (d) agrees to keep all Reports and other material, non-public information regarding Loan Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.7, and

            (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Loan Parties, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Loan Parties; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Loan Parties to Agent that has not been contemporaneously provided by Loan Parties to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Loan Parties, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Administrative Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Administrative Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

      15.18. SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Loan Party or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

      15.19. BANK PRODUCT PROVIDERS. Each Bank Product Provider shall be deemed a party hereto for purposes of any reference in a Loan Document to the parties for whom Agent is acting; it being understood and agreed that the rights and benefits of such Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider's right to share in payments and collections out of the Collateral as more fully set forth herein. In connection with any such distribution of payments and collections, Agent shall be entitled to assume no amounts are due to any Bank Product Provider unless such Bank Product Provider has notified Agent in writing of the amount of any such liability owed to it prior to such distribution.

16.   GUARANTY

      16.1. GUARANTIED OBLIGATIONS. Each Guarantor hereby irrevocably and unconditionally guaranties to Agent, for the benefit of the Lender Group, as and for its own debt, until final payment in full thereof has been made, (a) the prompt payment of the Guarantied Obligations, when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of each Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by U.K. Borrower of all of the agreements, conditions, covenants, and obligations of U.K. Borrower contained in this Agreement and under each of the other Loan Documents.

      16.2. CONTINUING GUARANTY. This Guaranty includes Guarantied Obligations arising under successive transactions, in accordance with this Agreement and the Loan Documents, continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future Guaranteed Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof in accordance with this Agreement and the other Loan Documents), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of a Lender in existence on the date of such revocation, (d) no payment by any Guarantor, any Borrower, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of Guarantors hereunder, and (e) any payment by U.K. Borrower or from any source other than a Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of Guarantors hereunder.

      16.3. PERFORMANCE UNDER THIS GUARANTY. In the event that U.K. Borrower fails to make any payment of any Guarantied Obligations, on or prior to the due date thereof, or if U.K. Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 16.1 of this Guaranty in the manner provided in this Agreement or any other Loan Document, each Guarantor immediately shall cause, as applicable, such payment to be made or such obligation to be performed, kept, observed, or fulfilled.

      16.4. PRIMARY OBLIGATIONS. This Guaranty is a primary and original obligation of each Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions. Each Guarantor hereby agrees that it is directly, jointly and severally with each other Guarantor and any other guarantor of the Guarantied Obligations, liable to Agent, for the benefit of the Lender Group, that the obligations of such Guarantor hereunder are independent of the obligations of U.K. Borrower or any other guarantor, and that a separate action may be brought against each Guarantor, whether such action is brought against U.K. Borrower or any other Guarantor or whether U.K. Borrower or any other Guarantor is joined in such action. Each Guarantor hereby agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by any member of the Lender Group of whatever remedies they may have against U.K. Borrower or any other Guarantor, or the enforcement of any Lien or realization upon any security by any member of the Lender Group. Each Guarantor hereby agrees that any release which may be given by Agent to U.K. Borrower or any other Guarantor shall not release such Guarantor. Each Guarantor consents and agrees that no member of the Lender Group shall be under any obligation to marshal any property or assets of U.K. Borrower or any other Guarantor in favor of such Guarantor, or against or in payment of any or all of the Guarantied Obligations.

      16.5. WAIVERS.

            (a) To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under this Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to such Guarantor's right to make inquiry of Agent to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of U.K. Borrower or of any other fact that might increase such Guarantor's risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any Default or Event of Default under this Agreement or any other Loan Document; and (vii) all other notices (except if such notice is specifically required to be given to such Guarantor under this Guaranty or any other Loan Documents to which such Guarantor is a party) and demands to which such Guarantor might otherwise be entitled.

            (b) To the fullest extent permitted by applicable law, each Guarantor hereby waives the right by statute or otherwise to require any member of the Lender Group, to institute suit against any Borrower or to exhaust any rights and remedies which any member of the Lender Group, has or may have against any Borrower. In this regard, each Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter arising, as fully as if the Guarantied Obligations were directly owing to Agent or the Lender Group, as applicable, by such Guarantor. Each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been performed and paid in the manner provided for in the applicable Loan Documents, to the extent of any such payment) of U.K. Borrower or by reason of the cessation from any cause whatsoever of the liability of U.K. Borrower in respect thereof.

            (c) To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) any right to assert against any member of the Lender Group, any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against any Borrower or any other party liable to any member of the Lender Group; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group;
(iv) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor's liability hereunder.

            (d) Until such time as all of the Guarantied Obligations have been finally paid in full, each Guarantor hereby waives and postpones (i) any right of subrogation such Guarantor has or may have as against U.K. Borrower with respect to the Guarantied Obligations; (ii) any right to proceed against U.K. Borrower or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Guarantied Obligations; and (iii) any right to proceed or to seek recourse against or with respect to any property or asset of U.K. Borrower.

      16.6. RELEASES. Each Guarantor consents and agrees that, without notice to or by such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, any member of the Lender Group may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of this Agreement or any other Loan Document or may grant other indulgences to U.K. Borrower in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Loan Documents, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations or any other guaranty of the Guarantied Obligations, or any portion thereof.

      16.7. NO ELECTION. The Lender Group shall have the right to seek recourse against each Guarantor to the fullest extent provided for herein and no election by any member of the Lender Group to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Lender Group's right to proceed in any other form of action or proceeding or against other parties unless Agent, on behalf of the Lender Group, has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Lender Group under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of any Guarantor under this Guaranty except to the extent that the Lender Group finally and unconditionally shall have realized payment in full of the Guarantied Obligations by such action or proceeding.

      16.8. FINANCIAL CONDITION OF U.K. BORROWER. Each Guarantor represents and warrants to the Lender Group that it is currently informed of the financial condition of U.K. Borrower and of all other circumstances which a reasonably diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor further represents and warrants to the Lender Group that it has read and understands the terms and conditions of this Agreement and each other Loan Document. Each Guarantor hereby covenants that it will continue to keep itself informed of U.K. Borrower's financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

      16.9. PAYMENTS; APPLICATION. All payments to be made hereunder by each Guarantor shall be made in Dollars, in immediately available funds, and without deduction (whether for taxes or otherwise) or offset and shall be applied to the Guarantied Obligations in accordance with the terms of this Agreement.

      16.10. ATTORNEYS FEES AND COSTS. Each Guarantor agrees to pay, on demand, all reasonable attorneys fees and all other costs and expenses which may be incurred by Agent or any other member of the Lender Group in connection with the enforcement of this Guaranty or in any way arising out of, or consequential to, the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought.

17.   GENERAL PROVISIONS.

      17.1. EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Loan Parties, Agent, and each Lender whose signature is provided for on the signature pages hereof.

      17.2. SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

      17.3. INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Loan Parties, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

      17.4. SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

      17.5. COUNTERPARTS; ELECTRONIC EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

      17.6. REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations or the Guarantied Obligations by any Loan Party or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Loan Parties automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

      17.7. CONFIDENTIALITY.

            (a) Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Loan Parties and their Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the

Lender Group in connection with the Loan Documents, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.7,
(iii) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (iv) as may be agreed to in advance by Administrative Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (v) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders), (vi) in connection with any assignment, prospective assignment, sale, prospective sale, participation, prospective participation or pledge or prospective pledge of any Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and
(vii) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 17.7(a) shall survive for 2 years after the payment in full of the Obligations.

            (b) Anything in this Agreement to the contrary notwithstanding, Agent may provide information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services.

      17.8. LENDER GROUP EXPENSES. Loan Parties agree to pay any and all Lender Group Expenses promptly after demand therefor by Agent and agrees that their obligations contained in this Section 16.8 shall survive payment or satisfaction in full of all other Obligations.

      17.9. USA PATRIOT ACT. Each Lender that is subject to the requirements of the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act") hereby notifies Loan Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender to identify Loan Parties in accordance with the Act.

      17.10. INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

      17.11. PARENT AS AGENT FOR BORROWERS. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of

(a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.11 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

                          [Signature pages to follow.]

                             IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be executed and delivered as of the date first above written.

                             U.S. BORROWERS:

                             MSX INTERNATIONAL, INC., a Delaware
                             corporation

                             By:   /s/ Frederick K. Minturn
                                -------------------------------------
                             Name: Frederick K. Minturn
                             Title: Executive Vice President & CFO

                             MSX INTERNATIONAL (HOLDINGS), INC., a
                             Delaware corporation

                             By:   /s/ Frederick K. Minturn
                                -------------------------------------
                             Name: Frederick K. Minturn
                             Title: Vice President

                             MSX INTERNATIONAL SERVICES
                             (HOLDINGS), INC., a Delaware corporation

                             By:   /s/ Frederick K. Minturn
                                -------------------------------------
                             Name: Frederick K. Minturn
                             Title: Vice President

                             MSX INTERNATIONAL DEALERNET
                             SERVICES, INC., a Delaware corporation

                             By:   /s/ Frederick K. Minturn
                                -------------------------------------
                             Name: Frederick K. Minturn
                             Title: Vice President

                             MSX INTERNATIONAL EUROPEAN
                             (HOLDINGS), L.L.C., a Delaware limited
                             liability company

                             By:   /s/ Frederick K. Minturn
                                -------------------------------------
                             Name: Frederick K. Minturn
                             Title: Vice President

                             MSX INTERNATIONAL ENGINEERING
                             SERVICES, INC., a Delaware corporation

                             By:   /s/ Frederick K. Minturn
                                -------------------------------------
                             Name: Frederick K. Minturn
                             Title: Vice President

                             MSX INTERNATIONAL PLATFORM SERVICES,
                             LLC, a Michigan limited liability company

                             By:   /s/ Frederick K. Minturn
                                -------------------------------------
                             Name: Frederick K. Minturn
                             Title: Operating Manager

                             PILOT COMPUTER SERVICES,
                             INCORPORATED, a California corporation

                             By:   /s/ Frederick K. Minturn
                                -------------------------------------
                             Name: Frederick K. Minturn
                             Title: Vice President

                             MEGATECH ENGINEERING, INC., a Michigan
                             corporation

                             By:   /s/ Frederick K. Minturn
                                -------------------------------------
                             Name: Frederick K. Minturn
                             Title: Vice President

                             CHELSEA COMPUTER CONSULTANTS, INC., a
                             New York corporation

                             By:   /s/ Frederick K. Minturn
                                -------------------------------------
                             Name: Frederick K. Minturn
                             Title: Vice President

                             MILLENNIUM COMPUTER SYSTEMS, INC., a
                             New York corporation

                             By:   /s/ Frederick K. Minturn
                                -------------------------------------
                             Name: Frederick K. Minturn
                             Title: Vice President

                             MANAGEMENT RESOURCES
                             INTERNATIONAL, INC., a Michigan corporation

                             By:   /s/ Frederick K. Minturn
                                -------------------------------------
                             Name: Frederick K. Minturn
                             Title: Vice President

                             INTRANATIONAL COMPUTER
                             CONSULTANTS., a California corporation

                             By:   /s/ Frederick K. Minturn
                                -------------------------------------
                             Name: Frederick K. Minturn
                             Title: Vice President

                             PROGRAMMING MANAGEMENT & SYSTEMS,
                             INC., a Missouri corporation

                             By:   /s/ Frederick K. Minturn
                                -------------------------------------
                             Name: Frederick K. Minturn
                             Title: Vice President

                             MSX INTERNATIONAL STRATEGIC
                             TECHNOLOGY, INC., a Michigan corporation

                             By:   /s/ Frederick K. Minturn
                                -------------------------------------
                             Name: Frederick K. Minturn
                             Title: Vice President

                             U.K. BORROWER:

                             MSX INTERNATIONAL LIMITED, a company
                             incorporated under the laws of England and Wales

                             By:  /s/ Frederick K. Minturn
                                -------------------------------------
                             Name: Frederick K. Minturn
                             Title: Director

                             U.K. GUARANTOR:

                             MSX INTERNATIONAL HOLDINGS LIMITED, a company incorporated under the laws of England and Wales

                             By:  /s/ Frederick K. Minturn
                                -------------------------------------
                             Name: Frederick K. Minturn
                             Title: Director

                             AGENT AND LENDER:

                             WELLS FARGO FOOTHILL, INC.,
                             a California corporation, as Agent and as a Lender

                             By:   /s/ John Leonard
                                -------------------------------------
                             Name:  John Leonard
                             Title:  Vice President

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1.    DEFINITIONS AND CONSTRUCTION........................................................................         1

      1.1.          Definitions...........................................................................         1

      1.2.          Accounting Terms......................................................................         1

      1.3.          Code..................................................................................         1

      1.4.          Construction..........................................................................         1

      1.5.          Schedules and Exhibits................................................................         2

      1.6.          Currency..............................................................................         2

2.    LOAN AND TERMS OF PAYMENT...........................................................................         2

      2.1.          Revolver Advances.....................................................................         2

      2.2.          Intentionally Omitted.................................................................         3

      2.3.          Borrowing Procedures and Settlements..................................................         3

      2.4.          Payments..............................................................................         9

      2.5.          Overadvances..........................................................................        13

      2.6.          Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations...........        14

      2.7.          Cash Management.......................................................................        15

      2.8.          Crediting Payments; Clearance Charge..................................................        16

      2.9.          Designated Accounts...................................................................        16

      2.10.         Maintenance of Loan Account; Statements of Obligations................................        16

      2.11.         Fees..................................................................................        17

      2.12.         Letters of Credit.....................................................................        17

      2.13.         LIBOR Option..........................................................................        19

      2.14.         Capital Requirements..................................................................        21

      2.15.         Joint and Several Liability of U.S. Borrowers.........................................        22

      2.16.         Judgment Currency.....................................................................        24

3.    CONDITIONS; TERM OF AGREEMENT.......................................................................        24

      3.1.          Conditions Precedent to the Initial Extension of Credit...............................        24

      3.2.          Conditions Subsequent to the Initial Extension of Credit..............................        25

      3.3.          Conditions Precedent to all Extensions of Credit......................................        25

      3.4.          Term..................................................................................        25

      3.5.          Effect of Termination.................................................................        25

      3.6.          Early Termination by Borrowers........................................................        26
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4.    REPRESENTATIONS AND WARRANTIES......................................................................        26

      4.1.          No Encumbrances.......................................................................        26

      4.2.          Eligible Accounts.....................................................................        26

      4.3.          Intentionally Omitted.................................................................        26

      4.4.          Equipment.............................................................................        27

      4.5.          Location of Inventory and Equipment...................................................        27

      4.6.          Inventory Records.....................................................................        27

      4.7.          Jurisdiction of Organization; Location of Chief Executive Office; Organizational
                    Identification Number; Commercial Tort Claims.........................................        27

      4.8.          Due Organization and Qualification; Subsidiaries......................................        27

      4.9.          Due Authorization; No Conflict........................................................        28

      4.10.         Litigation............................................................................        29

      4.11.         No Material Adverse Change............................................................        29

      4.12.         Fraudulent Transfer...................................................................        29

      4.13.         Employee Benefits.....................................................................        29

      4.14.         Environmental Condition...............................................................        29

      4.15.         Intellectual Property.................................................................        29

      4.16.         Leases................................................................................        30

      4.17.         Deposit Accounts and Securities Accounts..............................................        30

      4.18.         Complete Disclosure...................................................................        30

      4.19.         Indebtedness..........................................................................        30

      4.20.         Margin Stock..........................................................................        30

      4.21.         Permits, Etc..........................................................................        30

      4.22.         Material Contracts....................................................................        31

      4.23.         Employee and Labor Matters............................................................        31

      4.24.         Customers and Suppliers...............................................................        31

      4.25.         Taxes.................................................................................        31

      4.26.         Insurance.............................................................................        32

      4.27.         Holding Company and Investment Company Acts...........................................        32

      4.28.         Brokerage Fees........................................................................        32

      4.29.         Subordinated Debt Documents...........................................................        32
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      4.30.         Fourth Secured Term Loan Debt Documents...............................................        32

      4.31.         Third Secured Term Loan Debt Documents................................................        33

      4.32.         Second Secured Debt Documents.........................................................        33

5.    AFFIRMATIVE COVENANTS...............................................................................        34

      5.1.          Accounting System.....................................................................        34

      5.2.          Collateral Reporting..................................................................        34

      5.3.          Financial Statements, Reports, Certificates...........................................        34

      5.4.          Intentionally Omitted.................................................................        34

      5.5.          Inspection............................................................................        34

      5.6.          Maintenance of Properties.............................................................        34

      5.7.          Taxes.................................................................................        34

      5.8.          Insurance.............................................................................        35

      5.9.          Location of Inventory and Equipment...................................................        35

      5.10.         Compliance with Laws..................................................................        36

      5.11.         Leases................................................................................        36

      5.12.         Existence.............................................................................        36

      5.13.         Environmental.........................................................................        36

      5.14.         Disclosure Updates....................................................................        36

      5.15.         Control Agreements....................................................................        36

      5.16.         Formation of Subsidiaries.............................................................        37

      5.17.         Further Assurances....................................................................        37

      5.18.         Organizational ID Number; Commercial Tort Claims......................................        37

      5.19.         Material Contracts....................................................................        37

      5.20.         Obtaining Permits, Etc................................................................        38

6.    NEGATIVE COVENANTS..................................................................................        38

      6.1.          Indebtedness..........................................................................        38

      6.2.          Liens.................................................................................        39

      6.3.          Restrictions on Fundamental Changes...................................................        39

      6.4.          Disposal of Assets....................................................................        39

      6.5.          Change Name...........................................................................        39

      6.6.          Nature of Business....................................................................        39
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      6.7.          Prepayments and Amendments............................................................        39

      6.8.          Change of Control.....................................................................        40

      6.9.          Consignments..........................................................................        40

      6.10.         Distributions.........................................................................        40

      6.11.         Accounting Methods....................................................................        40

      6.12.         Investments...........................................................................        40

      6.13.         Transactions with Affiliates..........................................................        41

      6.14.         Use of Proceeds.......................................................................        41

      6.15.         Inventory and Equipment with Bailees..................................................        41

      6.16.         Financial Covenants...................................................................        41

7.    EVENTS OF DEFAULT...................................................................................        42

8.    THE LENDER GROUP'S RIGHTS AND REMEDIES..............................................................        44

      8.1.          Rights and Remedies...................................................................        44

      8.2.          Remedies Cumulative...................................................................        44

9.    TAXES AND EXPENSES..................................................................................        45

10.   WAIVERS; INDEMNIFICATION............................................................................        45

      10.1.         Demand; Protest; etc..................................................................        45

      10.2.         The Lender Group's Liability for Collateral...........................................        45

      10.3.         Indemnification.......................................................................        45

11.   NOTICES.............................................................................................        46

12.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..........................................................        47

13.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..........................................................        47

      13.1.         Assignments and Participations........................................................        47

      13.2.         Successors............................................................................        49

14.   AMENDMENTS; WAIVERS.................................................................................        50

      14.1.         Amendments and Waivers................................................................        50

      14.2.         Replacement of Holdout Lender.........................................................        50

      14.3.         No Waivers; Cumulative Remedies.......................................................        51

15.   AGENT; THE LENDER GROUP.............................................................................        51

      15.1.         Appointment and Authorization of Agent................................................        51

      15.2.         Delegation of Duties..................................................................        52
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      15.3.         Liability of Agent....................................................................        52

      15.4.         Reliance by Agent.....................................................................        52

      15.5.         Notice of Default or Event of Default.................................................        52

      15.6.         Credit Decision.......................................................................        53

      15.7.         Costs and Expenses; Indemnification...................................................        53

      15.8.         Agent in Individual Capacity..........................................................        54

      15.9.         Successor Agent.......................................................................        54

      15.10.        Lender in Individual Capacity.........................................................        54

      15.11.        Withholding Taxes.....................................................................        55

      15.12.        Collateral Matters....................................................................        56

      15.13.        Restrictions on Actions by Lenders; Sharing of Payments...............................        57

      15.14.        Agency for Perfection.................................................................        57

      15.15.        Payments by Agent to the Lenders......................................................        57

      15.16.        Concerning the Collateral and Related Loan Documents..................................        58

      15.17.        Field Audits and Examination Reports; Confidentiality; Disclaimers by
                    Lenders; Other Reports and Information................................................        58

      15.18.        Several Obligations; No Liability.....................................................        59

      15.19.        Bank Product Providers................................................................        59

16.   GUARANTY............................................................................................        59

      16.1.         Guarantied Obligations................................................................        59

      16.2.         Continuing Guaranty...................................................................        59

      16.3.         Performance Under this Guaranty.......................................................        60

      16.4.         Primary Obligations...................................................................        60

      16.5.         Waivers...............................................................................        60

      16.6.         Releases..............................................................................        61

      16.7.         No Election...........................................................................        61

      16.8.         Financial Condition of U.K. Borrower..................................................        61

      16.9.         Payments; Application.................................................................        61

      16.10.        Attorneys Fees and Costs..............................................................        62

17.   GENERAL PROVISIONS..................................................................................        62

      17.1.         Effectiveness.........................................................................        62
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      17.2.         Section Headings......................................................................        62

      17.3.         Interpretation........................................................................        62

      17.4.         Severability of Provisions............................................................        62

      17.5.         Counterparts; Electronic Execution....................................................        62

      17.6.         Revival and Reinstatement of Obligations..............................................        62

      17.7.         Confidentiality.......................................................................        62

      17.8.         Lender Group Expenses.................................................................        63

      17.9.         USA PATRIOT Act.......................................................................        63

      17.10.        Integration...........................................................................        63

      17.11.        Parent as Agent for Borrowers.........................................................        63
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                             EXHIBITS AND SCHEDULES

Exhibit A-1                        Form of Assignment and Acceptance
Exhibit B-1                        Form of U.K. Borrowing Base Certificate
Exhibit B-2                        Form of U.S. Borrowing Base Certificate
Exhibit C-1                        Form of Compliance Certificate
Exhibit L-1                        Form of LIBOR Notice
Schedule A-1                       Agent's Account
Schedule C-1                       Commitments
Schedule D-1                       U.K. Designated Account
Schedule D-2                       U.S. Designated Account
Schedule M-1                       Material Contracts
Schedule P-1                       Permitted Holders
Schedule P-2                       Permitted Liens
Schedule P-3                       Permitted Investments
Schedule P-4                       Permitted Dispositions
Schedule R-1                       Real Property Collateral
Schedule 1.1                       Definitions
Schedule 2.7(a)                    Cash Management Banks
Schedule 3.1                       Conditions Precedent
Schedule 3.1(j)                    Collateral Access Agreement Locations
Schedule 4.5                       Locations of Inventory and Equipment
Schedule 4.7(a)                    Jurisdictions of Organization
Schedule 4.7(b)                    Chief Executive Offices
Schedule 4.7(c)                    Organizational Identification Numbers
Schedule 4.7(d)                    Commercial Tort Claims
Schedule 4.8(b)                    Capitalization of Loan Parties
Schedule 4.8(c)                    Capitalization of Loan Parties' Subsidiaries
Schedule 4.8(d)                    Subscriptions, Options and Warrants
Schedule 4.10                      Litigation
Schedule 4.13                      Employee Benefits
Schedule 4.14                      Environmental Matters
Schedule 4.15                      Intellectual Property
Schedule 4.17                      Deposit Accounts and Securities Accounts
Schedule 4.19                      Permitted Indebtedness
Schedule 4.22                      Material Contracts
Schedule 4.23                      Employee and Labor Matters
Schedule 4.26                      Insurance
Schedule 4.29                      Subordinated Debt Documents
Schedule 4.30                      Fourth Secured Term Loan Debt Documents
Schedule 4.31                      Third Secured Term Loan Debt Documents
Schedule 4.32                      Second Secured Debt Documents
Schedule 5.2                       Collateral Reporting
Schedule 5.3                       Financial Statements, Reports, Certificates
Schedule 6.13                      Transactions with Affiliates

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                                  SCHEDULE 1.1

As used in the Agreement, the following terms shall have the following definitions:

            "Account" means an account (as that term is defined in the Code).

            "Account Debtor" means any Person who is obligated on an Account, chattel paper, or a general intangible.

            "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Administrative Borrower or its Subsidiaries.

            "Acquisition" means the acquisition of all of the Stock of any Person or all or substantially all of the assets of any Person.

            "Additional Documents" has the meaning specified therefor in Section 5.17.

            "Administrative Borrower" has the meaning specified therefor in
Section 17.11.

            "Advances" means the U.K. Advances and the U.S. Advances.

            "Affiliate" means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 6.13 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

            "Agent" has the meaning specified therefor in the preamble to the Agreement.

            "Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

            "Agent's Account" means the Deposit Account of Agent identified on Schedule A-1.

            "Agent's Liens" means the Liens granted by Loan Parties or their Subsidiaries to Agent under the Loan Documents.

            "Agreement" means the Credit Agreement to which this Schedule 1.1 is attached.

            "Assignee" has the meaning specified therefor in Section 13.1(a).

            "Assignment and Acceptance" means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

            "Authorized Person" means any officer or employee of Administrative Borrower.

            "Availability" means, collectively, U.K. Availability and U.S. Availability.

            "Bank Product" means any financial accommodation extended to Administrative Borrower or its Subsidiaries by a Bank Product Provider (other than pursuant to the Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions,
(f) cash management, including controlled disbursement, accounts or services, or
(g) transactions under Hedge Agreements.

            "Bank Product Agreements" means those agreements entered into from time to time by Administrative Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

            "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Administrative Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Administrative Borrower or its Subsidiaries are obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Administrative Borrower or its Subsidiaries.

            "Bank Product Provider" means Wells Fargo or any of its Affiliates.

            "Bank Product Reserve" means, as of any date of determination, the amount of reserves that Agent has established (based upon the Bank Product Providers' reasonable determination of the credit exposure of Administrative Borrower and its Subsidiaries in respect of Bank Products) in respect of Bank Products then provided or outstanding.

            "Bankruptcy Code" means title 11 of the United States Code, or any similar legislation in a relevant jurisdiction, in each case, as in effect from time to time.

            "Base LIBOR Rate" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate, to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Administrative Borrower in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.

            "Base Rate" means, the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

            "Base Rate Loan" means the portion of the Advances that bears interest at a rate determined by reference to the Base Rate.

            "Base Rate Margin" means 1.50 percentage points.

            "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Loan Party or any Subsidiary or ERISA Affiliate of any Loan Party has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

            "Blocked Escrow Account" means account number 304641286 of Loan Parties maintained at JPMorgan Chase Bank, N.A., which has on deposit cash held in escrow as required by the terms of the Second Secured Note Indenture.

            "Board of Directors" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

            "Borrower" and "Borrowers" have the respective meanings specified therefor in the preamble to the Agreement.

            "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lenders in the case of a Swing Loan, or by Agent in the case of a Protective Advance, in each case, to Administrative Borrower or the U.K. Borrower, as applicable.

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York or, with respect to the obligations of U.K. Borrower, are authorized or required to close in United Kingdom, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

            "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

            "Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

            "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the amount maintained with any such other bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above, and (g) in the case of any U.K. Loan Party or any other Foreign Subsidiary, other investments made in investments of a type analogous to the foregoing in accordance with normal investment practices for cash management.

            "Cash Management Account" has the meaning specified therefor in
Section 2.7(a).

            "Cash Management Agreements" means those certain cash management agreements, in form and substance reasonably satisfactory to Agent, each of which is among Administrative Borrower or one of its Subsidiaries, Agent, and one of the Cash Management Banks.

            "Cash Management Bank" has the meaning specified therefor in Section 2.7(a).

            "Change of Control" means (a) that Permitted Holders fail to own and control directly or indirectly, 50.1%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, (b) that any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, (c) that a majority of the members of the Board of Directors do not constitute Continuing Directors, (d) that Parent ceases to own and control, directly or indirectly, 100% of the outstanding Stock of each other Loan Party, or (e) any "Change of Control" or similar term, as defined in any of the Junior Debt Documents.

            "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder.

            "Code" means the New York Uniform Commercial Code, as in effect from time to time.

            "Collateral" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Administrative Borrower or its Subsidiaries in or upon which a Lien is granted under any of the Loan Documents.

            "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Administrative Borrower's or its Subsidiaries' books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

            "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

            "Commitment" means, with respect to each Lender, its Revolver Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be (i) reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 or (ii) reduced from time to time in accordance with the provisions of Section 2.4(g).

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Agent.

            "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and
(b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent and whose initial assumption of office resulted from such contest or the settlement thereof.

            "Contribution Agreement" means the Contribution Agreement dated as of the Closing Date, among the U.S. Loan Parties, in form and substance satisfactory to Agent.

            "Control Agreement" means a control agreement, in form and substance satisfactory to Agent, executed and delivered by the Administrative Borrower or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

            "Copyright Security Agreement" has the meaning specified therefor in the Security Agreement.

            "Daily Balance" means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

            "DDA" means any checking or other demand deposit account maintained by any Loan Party.

            "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

            "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

            "Defaulting Lender Rate" means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

            "Deposit Account" means any deposit account (as that term is defined in the Code).

            "Disbursement Letter" means an instructional letter executed and delivered by Loan Parties to Agent and Lenders regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

            "Dollars" or "$" means United States dollars.

            "EBITDA" means, with respect to any fiscal period, Parent's and its Subsidiaries' consolidated net earnings (or loss), minus extraordinary gains and interest income, plus interest expense (including non-cash amounts attributable to amortization of financing costs and non-cash amounts attributable to amortization of debt discounts or interest payable in kind), all income taxes for such period (including the Michigan Single Business tax and the Imposta Reginole Sulle Attivita Productive in Italy), cash restructuring charges and related severance costs, in each case, set forth in Loan Parties' public filings prior to the Closing Date, cash restructuring charges and related severance costs, in each case, incurred in the 12 months following the Closing Date in the aggregate amount of $750,000, cash restructuring charges and related severance costs, in each case, following the first anniversary of the Closing Date, approved by Agent in its Permitted Discretion, non-cash charges or losses related to extraordinary items, depreciation and amortization for such period and other non-cash items, including but not limited to non-cash restructuring charges, non-cash charges related to the exercise of Stock options, non-cash charges arising from the extinguishment of debt and related debt issuance costs, write-downs of goodwill, and non-cash losses on sales of assets or businesses, in each case, determined on a consolidated basis in accordance with GAAP.

            "Eligible Accounts" means, collectively, U.K. Eligible Billed Accounts, U.K. Eligible Unbilled Accounts, U.S. Eligible Billed Accounts and U.S. Eligible Unbilled Accounts.

            "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company or other financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Administrative Borrower (which approval of Administrative Borrower shall not be unreasonably withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Agent.

            "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party alleging violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest and which complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other written communication names any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest.

            "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or any Subsidiary of a Loan Party, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

            "Environmental Liabilities" means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities.

            "Equipment" means equipment (as that term is defined in the Code).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

            "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Loan Party or a Subsidiary of a Loan Party under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower or a Subsidiary of a Loan Party under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and
Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Loan Party or a Subsidiary of a Loan Party is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Loan Party or a Subsidiary of a

Loan Party and whose employees are aggregated with the employees of a Loan Party or a Subsidiary of a Loan Party under IRC Section 414(o).

            "Event of Default" has the meaning specified therefor in Section 7.

            "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

            "Existing Credit Agreement" means the Amended and Restated Credit Agreement, dated as of August 1, 2003, by and among the Parent, certain of its Subsidiaries, the Existing Lenders and JPMorgan Chase Bank, NA, as agent for the Existing Lenders, as amended, supplemented or otherwise modified from time to time.

            "Existing Lenders" means the lenders party to the Existing Credit Agreement.

            "Fee Letter" means that certain fee letter between Borrowers and Agent, in form and substance satisfactory to Agent.

            "Foreign Currency Equivalent" means, on any date of determination, the amount in a specified currency which would result from the conversion of a specified amount in another currency at the Spot Rate.

            "Foreign Subsidiaries" means the Subsidiaries of Loan Parties which are not U.S. Subsidiaries, and "Foreign Subsidiary" means any one of them.

            "Fourth Secured Term Loan Debt" means the Fourth Secured Term Loan and all other current and future obligations and liabilities owing pursuant to the Fourth Secured Term Loan Debt Documents and any Refinancing Indebtedness in respect of such Indebtedness.

            "Fourth Secured Term Loan Agreement" means the Amended and Restated Fourth Secured Term Loan Agreement between Parent, U.K. Borrower and the Fourth Secured Term Loan Lender, dated as of August 1, 2003, as amended, supplemented or otherwise modified from time to time in accordance with Section 6.7 of this Agreement.

            "Fourth Secured Term Loan Debt Documents" means the Fourth Secured Term Loan Agreement and all agreements, instruments and documents executed in connection therewith or otherwise in connection with the Fourth Secured Term Loan at any time, including, without limitation, those agreements and documents listed on Schedule 4.30 hereto.

            "Fourth Secured Term Loan" means the term loan in the original principal amount of $17,084,162.13 made under the Fourth Secured Term Loan Agreement.

            "Fourth Secured Term Loan Lender" means Court Square Capital Limited, a Delaware corporation.

            "Funding Date" means the date on which a Borrowing occurs.

            "Funding Losses" has the meaning specified therefor in Section 2.13(b)(ii).

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

            "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

            "Governmental Authority" means any foreign, federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

            "Guarantied Obligations" means (a) the due and punctual payment of the principal of, and interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued) on, any and all premium on, and any and all fees, costs, indemnities, and expenses incurred in connection with, the Indebtedness owed by U.K. Borrower to any member of the Lender Group pursuant to the terms of the Agreement or any other Loan Document and (b) the due and punctual payment of all other present or future Indebtedness owing by U.K. Borrower to any member of the Lender Group in connection with any Loan Document.

            "Guarantors" means (a) U.S. Borrowers, (b) UK Guarantor and (c) each Person that guarantees, pursuant to Section 16, Section 5.16, or otherwise, all or any part of the Obligations, and "Guarantor" means any one of them.

            "Guaranty" means (i) the guaranty of each Guarantor party to the Agreement contained in Section 16, and (ii) each guaranty (if any) executed and delivered by each Guarantor in favor of Agent for the benefit of the Lender Group and the Bank Product Providers, in form and substance satisfactory to Agent.

            "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, wastewater, and other petroleum wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

            "Hedge Agreement" means any and all agreements, or documents now existing or hereafter entered into by Administrative Borrower or any of its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Administrative Borrower's or any of its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.

            "Holdout Lender" has the meaning specified therefor in Section 14.2(a).

            "Indebtedness" means, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, hedges, derivatives, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices),
(f) all obligations owing under Hedge Agreements, (g) trade accounts payable arising in the ordinary course of business which are 60 days past due in the aggregate amount of $1,000,000 for Parent and its Subsidiaries on a consolidated basis; and (h) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above.

            "Indemnified Liabilities" has the meaning specified therefor in
Section 10.3.

            "Indemnified Person" has the meaning specified therefor in Section 10.3.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law or any equivalent laws in any other jurisdictions, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief, and including, in the case of a U.K. Loan Party, any corporate action, legal proceedings or other procedure or step taken (including the making of an application, the presentation of a petition, the filing or service of a notice or the passing of a resolution) with a view to (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of such Loan Party other than a solvent liquidation or reorganization of such Loan Party, (b) a composition, assignment or arrangement with any class of creditors of such Loan Party or (c) the appointment of a liquidator, supervisor, receiver, administrator, administrative receiver, compulsory manager, trustee or other similar officer in respect of such Loan Party or any of its assets.

            "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by Loan Parties, each of their Subsidiaries, and Agent, the form and substance of which is satisfactory to Agent.

            "Intercreditor Agreement" means the Intercreditor Agreement among Loan Parties, Agent, the trustee for the holders of the Second Secured Debt, the Third Secured Term Loan Lender and the Fourth Secured Term Loan Lender, dated as of the date hereof, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

            "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

            "Inventory" means inventory (as that term is defined in the Code).

            "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

            "Issuing Lender" means WFF or any other Lender that, at the request of Administrative Borrower and with the consent of Agent, agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.

            "Judgment Conversion Date" has the meaning specified therefor in
Section 2.16.

            "Judgment Currency" has the meaning specified therefor in Section 2.16.

            "Junior Debt Documents" means, collectively, the Fourth Secured Term Loan Debt Documents, the Second Secured Debt Documents, the Third Secured Term Loan Debt Documents and the Subordinated Debt Documents.

            "L/C" has the meaning specified therefor in Section 2.12(a).

            "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

            "L/C Undertaking" has the meaning specified therefor in Section 2.12(a).

            "Lender" and "Lenders" have the respective meanings set forth in the preamble to the Agreement, and shall include any other Person made a party to the Agreement in accordance with the provisions of Section 13.1.

            "Lender Group" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

            "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group's transactions under the Loan Documents with Loan Parties or their Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and Uniform Commercial Code searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles (in each case, including any equivalent searches performed in the United Kingdom)), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations) to the extent of the fees and charges (and up to the amount of any limitation) contained in the Loan Documents or the Fee Letter), real estate surveys, real estate title policies and endorsements, and environmental audits,
(c) costs and expenses incurred by Agent in the disbursement of funds to Borrowers or other members of the Lender Group (by wire transfer or otherwise),
(d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with any Loan Party or any Subsidiary of a Loan Party, (h) Agent's and each Lender's reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Loan Party or any Subsidiary of a Loan Party or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

            "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, officers, directors, employees, attorneys, and agents.

            "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

            "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

            "LIBOR Deadline" has the meaning specified therefor in Section 2.13(b)(i).

            "LIBOR Notice" means a written notice in the form of Exhibit L-1.

            "LIBOR Option" has the meaning specified therefor in Section
2.13(a).

            "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

            "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

            "LIBOR Rate Margin" means 2.50 percentage points.

            "Lien" means any mortgage, deed of trust, debentures, charge, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

            "Loan Account" has the meaning specified therefor in Section 2.10.

            "Loan Documents" means the Agreement, the Bank Product Agreements, any U.S. Borrowing Base Certificate, any U.K. Borrowing Base Certificate, the Cash Management Agreements, the Control Agreements, the Contribution Agreement, the Copyright Security Agreement, the Disbursement Letter, the Fee Letter, any Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, any Mortgages, the Officers' Certificate, the Patent Security Agreement, the Security Agreement, the Trademark Security Agreement, the U.K. Security Documents, any note or notes executed by a Borrower in connection with the Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Loan Party and the Lender Group in connection with the Agreement.

            "Loan Parties" means Borrowers and Guarantors, and "Loan Party" means any one of them.

            "Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Loan Parties, taken as a whole, (b) a material impairment of a Loan Party's ability to perform their obligations under the Loan Documents to which they are a party or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Loan Party.

            "Material Contract" means, with respect to any Person, (i) the Junior Debt Documents, (ii) each contract or agreement listed on Schedule M-1,
(iii) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $500,000 or more in any calendar year (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (iv) any other contract or agreement, if the breach of any such contract or agreement or the failure of any such contract or agreement to be in full force and effect could reasonably be expected to result in a Material Adverse Change.

            "Maturity Date" has the meaning specified therefor in Section 3.4.

            "Maximum Revolver Amount" means $29,000,000, and as reduced from time to time in accordance with the provisions of Section 2.4(g).

            "Moody's" has the meaning specified therefor in the definition of Cash Equivalents.

            "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, debenture, or deeds to secure debt, executed and delivered by a Loan Party in favor of Agent, in form and substance satisfactory to Agent, that encumber the Real Property Collateral.

            "Net Cash Proceeds" means:

            (a) with respect to any sale or disposition by a Loan Party or a Subsidiary of a Loan Party of property or assets, the amount of cash proceeds actually received (directly or indirectly) from time to time (whether as initial consideration or through an escrow or through the payment of deferred consideration) by or on behalf of a Loan Party or a Subsidiary of a Loan Party, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under the Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by a Loan Party or such Subsidiary of a Loan Party in connection with such sale or disposition (iii) taxes paid or payable or estimated to be payable to any taxing authorities by a Loan Party or such Subsidiary of a Loan Party in connection with such sale or disposition, and (iv) the amount of any reserves established thereby to fund contingent liabilities, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of a Loan Party or a Subsidiary of a Loan Party, and are properly attributable to such transaction; and

            (b) with respect to the issuance or incurrence of any Indebtedness by a Loan Party or a Subsidiary of a Loan Party, or the issuance by a Loan Party or a Subsidiary of a Loan Party of any shares of its Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of a Loan Party or such Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by a Loan Party or such Subsidiary in connection with such issuance or incurrence, (ii) taxes paid or payable or estimated to be payable to any taxing authorities by a Loan Party or such Subsidiary in connection with such issuance or incurrence, and (iii) the amount of any reserves established thereby to fund contingent liabilities, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of a Loan Party or Subsidiary of a Loan Party, and are properly attributable to such transaction.

            "Obligations" means, collectively, the U.K. Obligations and the U.S. Obligations.

            "Officers' Certificate" means the representations and warranties of officers form submitted by Agent to Parent, together with the Loan Parties' completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

            "Originating Lender" has the meaning specified therefor in Section 13.1(e).

            "Overadvance" has the meaning specified therefor in Section 2.5.

            "Parent" has the meaning specified therefor in the preamble to the Agreement.

            "Participant" has the meaning specified therefor in Section 13.1(e).

            "Patent Security Agreement" has the meaning specified therefor in the Security Agreement.

            "Permitted Acquisition" means any Acquisition by a Loan Party to the extent that each of the following conditions shall have been satisfied:

            (a) to the extent the Acquisition will be financed in whole or in part with the proceeds of any Advance, the conditions set forth in Section 3 shall have been satisfied;

            (b) Loan Parties shall have furnished to Agent at least 10 Business Days prior to the consummation of such Acquisition (1) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of Agent, such other information and documents that Agent may request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (2) pro forma financial statements of Parent and its Subsidiaries after the consummation of such Acquisition, (3) if applicable pursuant to Section 6.16, a certificate of the chief financial officer of Parent, demonstrating on a pro forma basis compliance with all covenants set forth in Section 6.16 hereof after the consummation of such Acquisition, and (4) copies of such other agreements, instruments or other documents (including, without limitation, the Loan Documents required by Section 5.16) as Agent shall reasonably request;

            (c) the agreements, instruments and other documents referred to in paragraph (b) above shall provide that (1) neither the Loan Parties nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the seller or sellers, or other obligation of the seller or sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary and desirable to the continued operation of such property and except for Indebtedness that Agent, with the consent of the Required Lenders, otherwise expressly consents to in writing after their review of the terms of the proposed Acquisition), and (2) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (2) then concurrently with such Acquisition such Lien shall be released);

            (d) the Subsidiary to be acquired or formed as a result of such Acquisition shall be engaged in the same business as the Loan Parties and such Subsidiary will be a direct wholly-owned Subsidiary of a Loan Party;

            (e) such Acquisition shall be effected in such a manner so that the acquired Stock or assets are owned either by a Loan Party or a wholly-owned Subsidiary of a Loan Party and, if effected by merger or consolidation involving a Loan Party, such Loan Party shall be the continuing or surviving Person;

            (f) any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 5.16;

            (g) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the Acquisition;

            (h) the average amount of Qualified Cash and Availability for the prior 30 day period and the amount of Qualified Cash and Availability immediately after consummation is not less than $10,000,000;

            (i) the assets being acquired are useful in the business of Loan Parties or a business reasonably related thereto; and

            (j) the consideration for the Acquisition does not, together with the consideration for all such other Acquisitions, exceed $10,000,000 in aggregate.

            "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

            "Permitted Dispositions" means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales of excess or obsolete Inventory and sale of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents, (d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (e) sales or other dispositions of Equipment that is not substantially worn, damaged, or obsolete in the ordinary course of business so long as the aggregate amount of such sales or other dispositions does not exceed $1,000,000 per year, (f) the subletting by Loan Parties of Real Property leased by Loan Parties, (g) the sale of any assets that are the subject of a Lien that secures Permitted Purchase Money Indebtedness so long as the Net Cash Proceeds of such sale are concurrently used to repay such Permitted Purchase Money Indebtedness, (h) so long as no Event of Default has occurred and is continuing and the average amount of Qualified Cash and Availability for the prior 30 day period and the amount of Qualified Cash and Availability immediately after is not less than $10,000,000, any other sales or dispositions of assets in an aggregate amount not to exceed $1,000,000, and (i) the dispositions set forth on Schedule P-4.

            "Permitted Distributions" means (a) such dividends, payments or other distributions to the extent payable solely in shares of Stock of Parent,
(b) the repurchase, redemption or other acquisition or retirement for value of any Stock of Parent held by any employee, director or consultant of Parent upon termination of employment or services of such employee, director or consultant, provided that (i) the aggregate consideration (excluding consideration paid in other Stock of Parent) paid for such repurchased, redeemed, acquired or retired Stock after the Closing Date shall not exceed $1,000,000, (ii) no Default or Event of Default shall have occurred and be continuing immediately after such transaction, and (iii) the average amount of Qualified Cash and Availability for the 30 day period prior to any such repurchase, redemption or acquisition and the amount of Qualified Cash and Availability immediately after giving effect to any such repurchase, redemption or acquisition is not less than $10,000,000, and
(c) dividends and distributions by a Loan Party to another Loan Party.

            "Permitted Holder" means the Person identified on Schedule P-1.

            "Permitted Investments" means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services and Capital Expenditures, consistent with the terms and conditions hereof, in the ordinary course of business, (d) Investments received in settlement of amounts due to a Loan Party or any Subsidiary of a Loan

Party effected in the ordinary course of business or owing to a Loan Party or any Subsidiary of a Loan Party as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or any Subsidiary of a Loan Party, (e) investments consisting of intercompany advances made by any Borrower to a Foreign Subsidiary, so long as in the case of this clause (e), (i) any such investment is in the form of Indebtedness subject to the terms and conditions of the Intercompany Subordination Agreement, (ii) the average amount of Qualified Cash and Availability for the 30 day period prior to any such investment and the amount of Qualified Cash and Availability immediately after giving effect to any such investment is not less than $10,000,000, and (iii) immediately before and after the making of such intercompany advance, no Default or Event of Default shall have occurred and be continuing, (f) so long as no Event of Default has occurred and is continuing and the average amount of Qualified Cash and Availability for the prior 30 day period and the amount of Qualified Cash and Availability immediately after is not less than $10,000,000, loans to employees or officers of Loan Parties or their Subsidiaries made after the Closing Date in an aggregate amount not to exceed $250,000, (g) any Investments between or among Foreign Subsidiaries that are not Loan Parties, (h) any guarantee by Loan Parties or any of Loan Parties' Subsidiaries of Indebtedness permitted by
Section 6.1 so long as such guarantee benefits Loan Parties or any of Loan Parties' Subsidiaries, (i) so long as no Event of Default has occurred and is continuing and the average amount of Qualified Cash and Availability for the prior 30 day period and the amount of Qualified Cash and Availability immediately after is not less than $10,000,000, investments in joint ventures not to exceed $2,000,000 in aggregate outstanding amount, (j) so long as no Event of Default has occurred and is continuing and the average amount of Qualified Cash and Availability for the prior 30 day period and the amount of Qualified Cash and Availability immediately after is not less than $10,000,000, other investments after the Closing Date in an aggregate amount not exceeding $2,000,000 at any one time outstanding, (k) Permitted Acquisitions, and (l) Investments incurred in connection with the settlement of the matters identified on Schedule P-3.

            "Permitted Liens" means (a) Liens held by Agent to secure the Obligations, (b) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over the Agent's Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests, (c) judgment Liens that do not constitute an Event of Default under Section 7.7 of the Agreement, (d) Liens set forth on Schedule P-2, provided that any such Lien only secures the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof, (e) the interests of lessors under operating leases, (f) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof, (g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (h) Liens on amounts deposited in connection with obtaining worker's compensation or other unemployment insurance, (i) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (j) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (k) with respect to any Real Property, easements, rights of way, conditions, encroachments, covenants, minor imperfections and restrictions, including zoning restrictions that do not materially interfere with or impair the use or operation of the Real Property in the manner such property is currently being used or operated or has been used or operated, (l) Liens securing the Fourth Secured Term Loan Debt, provided, that such Liens are subject to the Intercreditor Agreement, (m) Liens securing the Third Secured Term Loan Debt, provided, that such Liens are subject to the Intercreditor Agreement, (n) Liens securing the Second Secured Debt, provided, that such Liens are subject to the Intercreditor Agreement, (o) any interest or title of a licensor, lessor or sublicensor under any lease or license permitted by this Agreement, (p) any Lien created to secure Indebtedness of a Foreign Subsidiary that is not a Loan Party permitted pursuant to Section 6.1(n) to the extent granting such Lien is customary for borrowers generally in the country in which such Foreign Subsidiary is borrowing, (q) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended pursuant to

Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the Refinancing Indebtedness, and (r) other Liens securing Indebtedness not exceeding $150,000 in the aggregate amount outstanding at anytime.

            "Permitted Merger" means the merger of (i) any Loan Party with and into any other Loan Party, or (ii) any Subsidiary that is not a Loan Party with and into any other Subsidiary that is not a Loan Party, in each case, so long as no Default or Event of Default has occurred and is continuing or would result from such merger.

            "Permitted Protest" means the right of Administrative Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on a Borrower's or any of its Subsidiaries' books and records in such amount as is required under GAAP,
(b) any such protest is instituted promptly and prosecuted diligently by Administrative Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

            "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $2,000,000.

            "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "Projections" means Parent's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all on a basis consistent with Parent's historical practices and prepared on a basis consistent with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

            "Pro Rata Share" means, as of any date of determination:

            (a) with respect to a Lender's obligation to make Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances by (z) the aggregate outstanding principal amount of all Advances,

            (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and right to receive payments of fees with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances by (z) the aggregate outstanding principal amount of all Advances, and

            (c) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7), the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate amount of Revolver Commitments of all Lenders; provided, however, that in the event the Revolver Commitments have been terminated or reduced to zero, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the outstanding principal amount of such Lender's Advances plus such Lender's ratable portion of the Risk Participation Liability with respect to outstanding Letters of Credit, by (B) the outstanding principal amount of all Advances plus the aggregate amount of the Risk Participation Liability with respect to outstanding Letters of Credit.

            "Protective Advances" means U.S. Protective Advances or U.K. Protective Advances, as applicable.

            "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

            "Qualified Cash" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Loan Parties that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States (or with respect to U.K. Loan Parties, the United Kingdom).

            "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Loan Party or a Subsidiary of any Loan Party and the improvements thereto.

            "Real Property Collateral" means the Real Property identified on Schedule R-1 and any Real Property hereafter acquired by a Loan Party.

            "Record" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

            "Refinancing Indebtedness" means refinancings, renewals, or extensions of Indebtedness so long as: (a) such refinancings, renewals, or extensions do not result in an increase in the aggregate amount of the Indebtedness so refinanced, renewed, or extended, (b) such refinancings, renewals, or extensions are at a market rate of interest with respect to the Indebtedness so refinanced, renewed, or extended, (c) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended (provided, however, that such refinancing, renewal or extension may result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended s long as the maturity for all of the principal that is due in respect of such Indebtedness is a date that is at least 1 year after the Maturity Date), or, in the case of the Indebtedness under the Junior Debt Documents, do not mature prior to the date that is six months after the Maturity Date, (d) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (e) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

            "Remedial Action" means all actions required to be taken by Applicable Environmental Law to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

            "Replacement Lender" has the meaning specified therefor in Section 14.2(a).

            "Report" has the meaning specified therefor in Section 15.17.

            "Required Availability" means that the sum of (a) Availability, plus
(b) Qualified Cash exceeds $20,000,000.

            "Required Lenders" means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (c) of the definition of Pro Rata Shares) exceed 50%.

            "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

            "Revolver Commitment" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be (i) reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 or (ii) reduced from time to time in accordance with the provisions of Section 2.4(g).

            "Revolver Usage" means, as of any date of determination, the sum of
(a) the amount of outstanding Advances, plus (b) the amount of the Letter of Credit Usage.

            "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrowers to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrowers, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

            "SEC" means the United States Securities and Exchange Commission and any successor thereto.

            "Second Secured Debt" means all current and future Indebtedness and other liabilities owing pursuant to the Second Secured Notes or any other Second Secured Debt Documents and any Refinancing Indebtedness in respect of such Indebtedness.

            "Second Secured Debt Documents" means the Second Secured Note Indenture, the Second Secured Notes and all agreements and documents executed in connection therewith at any time, including without limitation those agreements and documents listed on Schedule 4.32 hereto.

            "Second Secured Notes" means the 11% Senior Secured Notes issued by the Parent and U.K. Borrower in the original principal amount of $75,500,000 due October 15, 2007 issued pursuant to the Second Secured Note Indenture and any other securities issued pursuant to the Second Secured Note Indenture at any time.

            "Second Secured Note Indenture" means the Senior Secured Indenture between the Parent, U.K. Borrower, the Subsidiary guarantors named therein and BNY Midwest Trust Company, as trustee, dated as of August 1, 2003, as amended, supplemented or otherwise modified from time to time in accordance with Section 6.7 of this Agreement.

            "Securities Account" means a securities account (as that term is defined in the Code).

            "Security Agreement" means a security agreement, in form and substance satisfactory to Agent, executed and delivered by Loan Parties to Agent.

            "Settlement" has the meaning specified therefor in Section
2.3(e)(i).

            "Settlement Date" has the meaning specified therefor in Section 2.3(e)(i).

            "Solvent" means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person's assets is greater than all of such Person's debts.

            "S&P" has the meaning specified therefor in the definition of Cash Equivalents.

            "Special Reserve" means a reserve established by Agent with respect to amounts owing to employees of a Loan Party in the four months ending with the commencement of an Insolvency Proceeding, in such amounts as Agent deems necessary in its Permitted Discretion. As of the Closing Date, the Special Reserve is $300,000, but such amount may be increased or decreased from time to time by Agent in its Permitted Discretion.

            "Spot Rate" means, as at any date with respect to the conversion of an amount in one currency (the "original currency") to another currency (the "other currency"), the rate of exchange of Wells Fargo as of 10:00 a.m. (California time) on such date for the purchase of the original currency with the other currency.

            "Sterling" means the lawful currency of the United Kingdom.

            "Stock" means all shares, options, warrants, equity interests, equity participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange
Act).

            "Subordinated Debt Documents" means the Subordinated Note Indenture, the Subordinated Notes and all agreements and documents executed in connection therewith at any time, including without limitation those agreements and documents listed on Schedule 4.29 hereto.

            "Subordinated Indebtedness" means (a) the Subordinated Notes and (b) other Indebtedness of any Loan Party the terms of which are reasonably satisfactory to the Required Lenders and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance reasonably satisfactory to the Required Lenders, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) reasonably satisfactory to the Required Lenders.

            "Subordinated Notes" means the 11-3/8% Senior Subordinated Notes issued by the Parent in the original principal amount of $130,000,000 due 2008 issued pursuant to the Subordinated Note Indenture and any other securities issued pursuant to the Subordinated Note Indenture at any time.

            "Subordinated Note Indenture" means the Senior Subordinated Indenture between the Parent, the Subsidiary guarantors named therein and IBJ Schroder Bank & Trust Company, as trustee, dated as of

January 15, 1998, as amended, supplemented or otherwise modified from time to time in accordance with Section 6.7 of this Agreement.

            "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

            "Swing Lenders" means U.S Swing Lender and U.K. Swing Lender..

            "Swing Loan" means a U.S. Swing Loan or a U.K. Swing Loan.

            "Taxes" has the meaning specified therefor in Section 15.11(a).

            "Third Secured Term Lender" means Citicorp Mezzanine III, L.P., a Delaware limited partnership.

            "Third Secured Term Loan Debt" means the Third Secured Term Loan and all other current and future obligations and liabilities owing pursuant to the Third Secured Term Loan Debt Documents and any Refinancing Indebtedness in respect of such Indebtedness.

            "Third Secured Term Loan Agreement" means the Third Secured Term Loan Agreement between the Parent, the U.K. Borrower and the Third Secured Term Lender dated as of August 1, 20003, as amended, supplemented or otherwise modified from time to time in accordance with Section 6.7 of this Agreement.

            "Third Secured Term Loan Debt Documents" means the Third Secured Term Loan Agreement and all agreements, instruments and documents executed in connection therewith or otherwise in connection with the Third Secured Term Loan at any time, including, without limitation, those agreements and documents listed on Schedule 4.31 hereto.

            "Third Secured Term Loan" means the loan in the original principal amount of $25,000,000 made under the Third Secured Term Loan Agreement on August 1, 2003.

            "Total Commitment" means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be (i) reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 or (ii) reduced from time to time in accordance with the provisions of Section 2.4(g).

            "Trademark Security Agreement" has the meaning specified therefor in the Security Agreement.

            "TTM EBITDA" means, as of any date of determination, EBITDA of Parent determined on a consolidated basis and derived from Parent's financial statement, prepared in accordance with GAAP, for the 12 month period most recently ended.

            "U.K. Advances" means the Advances made by the Lenders with a Revolver Commitment to U.K. Borrower from time to time pursuant to Section 2.1(a)(ii).

            "U.K. Availability" means, as of any date of determination, the amount that U.K. Borrower is entitled to borrow as U.K. Advances under Section 2.1(a)(ii) of the Agreement (after giving effect to all then outstanding Obligations and all sublimits and reserves then applicable hereunder).

            "U.K. Borrower" has the respective meaning specified therefor in the preamble to the Agreement.

            "U.K. Borrowing" means a borrowing hereunder consisting of U.K. Advances made on the same day by the Lenders (or Agent on behalf thereof), or by U.K. Swing Lender in the case of a U.K. Swing Loan, or by Agent in the case of a U.K. Protective Advance, in each case, to Administrative Borrower.

            "U.K. Borrowing Base" means, as of any date of determination, the result of:

            (a) the sum of

                  (i) 85% of the amount of U.K. Eligible Billed Accounts, less the amount, if any, of the U.K. Dilution Reserve, and

                  (ii) the lesser of

                        (A) $2,500,000, and

                        (B) an amount equal to 60% of the amount of U.K. Eligible Unbilled Accounts, less the amount, if any, of the U.K. Dilution Reserve, minus

            (b) the sum of (i) the Special Reserve and (ii) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

            "U.K. Borrowing Base Certificate" means a certificate in the form of Exhibit B-1.

            "U.K. Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior ninety (90) days, that is the result of dividing the amount, in Dollars and the Foreign Currency Equivalent of Sterling, of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to U.K. Borrower's Accounts during such period, by (b) U.K. Borrower's billings with respect to its Accounts during such period.

            "U.K. Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against U.K. Eligible Billed Accounts and U.K. Eligible Unbilled Accounts owned by U.K. Borrower by 1 percentage point for each percentage point by which U.K. Dilution is in excess of 5.0%.

            "U.K. Debenture" means the debenture to be entered into by U.K. Loan Parties, the form and substance of which is satisfactory to Agent.

            "U.K. Designated Account" means the Deposit Account of U.K. Borrower identified on Schedule D-1 or any other account designated in writing by U.K. Borrower to Agent.

            "U.K. Designated Account Bank" has the meaning specified therefor in Schedule D-1.

            "U.K. Eligible Billed Accounts" means those Accounts created by U.K. Borrower in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, U.K. Eligible Billed Accounts shall be calculated net of customer deposits and unapplied cash. U.K. Eligible Billed Accounts shall not include the following:

            (a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts that are more than 60 days past due,

            (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above or clause (a) of the definition of U.S. Eligible Billed Accounts,

            (c) Accounts with respect to which the Account Debtor is an Affiliate of any Loan Party or an employee or agent of any Loan Party or any Affiliate of any Loan Party,

            (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

            (e) Accounts that are not payable in Dollars or Sterling,

            (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or its registered office in the United Kingdom, or (ii) is not organized or incorporated under the laws of the United Kingdom, the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent,

            (g) Accounts in an aggregate amount at any one time exceeding $250,000 with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which U.K. Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC Section 3727), or (ii) any state of the United States,

            (h) Accounts with respect to which the Account Debtor is a creditor of any Loan Party, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,

            (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% (or (x) in the case of either of Ford Motor Company or DaimlerChrysler, exceed 45%, (y) in the case of General Motors, exceed 25%, or (z) in the aggregate for Ford Motor Company, DaimlerChrysler and General Motors exceed 80%) (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

            (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which U.K. Borrower has received written notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

            (k) Accounts with respect to which the Account Debtor is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless U.K. Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that U.K. Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Agent in its reasonable judgment to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

            (l) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

            (m) Accounts that are not subject to a valid and perfected first priority Agent's Lien (being, in the case of Accounts owned by U.K. Borrower, a fixed charge),

            (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

            (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the U.K. Borrower of the subject contract for goods or services.

            "U.K. Eligible Unbilled Accounts" means those Accounts of U.K. Borrower which would constitute a U.K. Eligible Billed Account but for the fact that the Account Debtor has not been billed or invoiced for the applicable goods or services, provided that (a) such obligation is covered under a written work order or other agreement between U.K. Borrower and the Account Debtor owing such obligation, including price verification, which is binding and enforceable on such Account Debtor to pay such obligation, (b) such obligation has not been classified as a U.K. Eligible Unbilled Account for more than 30 days, and (c) such obligation is not any time otherwise deemed by Agent in its Permitted Discretion to be ineligible.

            "U.K. Guarantor" means MSX International Holdings Limited, a company incorporated under the laws of England and Wales.

            "U.K. Loan Parties" means the Borrowers and Guarantors created, organized or incorporated under the laws of England and Wales, and "U.K. Loan Party" means any one of them.

            "U.K. Obligations" means all loans, Advances, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities (including all amounts charged to the sub-account for the U.K. Borrower in the Borrower's Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), lease payments, guaranties, covenants, and duties of any kind and description owing by U.K. Loan Parties to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that U.K. Loan Parties are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents. Any reference in the Agreement or in the Loan Documents to the U.K. Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

            "U.K. Protective Advance" has the meaning specified therefor in
Section 2.3(d)(ii).

            "U.K. Revolver Usage" means, as of any date of determination, the amount of outstanding U.K. Advances

            "U.K. Security Documents" means the U.K. Debenture, the U.K. Share Mortgage and all other agreements, instruments and documents delivered by U.K. Loan Parties evidencing or securing the Obligations of the U.K. Loan Parties to the Agent and the Lenders.

            "U.K. Share Mortgage" means the share mortgage to be entered into by MSX International Holdings, Inc., in form and substance reasonably satisfactory to Agent.

            "U.K. Swing Lender" means WFF or any other Lender that, at the request of Administrative Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the U.K. Swing Lender under Section 2.3(b).

            "U.K. Swing Loan" has the meaning specified in Section 2.3(b)(ii).

            "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrowers.

            "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

            "United States" means the United States of America.

            "U.S. Advances" means the Advances made by the Lenders with a Revolver Commitment to U.S. Borrowers from time to time pursuant to Section 2.1(a)(i).

            "U.S. Availability" means, as of any date of determination, the amount that U.S. Borrowers are entitled to borrow as U.S. Advances under Section 2.1(a)(i) of the Agreement (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves then applicable hereunder).

            "U.S. Borrower" and "U.S. Borrowers" have the respective meanings specified therefor in the preamble to the Agreement.

            "U.S. Borrowing" means a borrowing hereunder consisting of U.S. Advances made on the same day by the Lenders (or Agent on behalf thereof), or by U.S. Swing Lender in the case of a U.S. Swing Loan, or by Agent in the case of a U.S. Protective Advance, in each case, to Administrative Borrower.

            "U.S. Borrowing Base" means, as of any date of determination, the result of:

            (a) the sum of

                  (i) 85% of the amount of U.S. Eligible Billed Accounts, less the amount, if any, of the U.S. Dilution Reserve, and

                  (ii) the lesser of

                        (A) $5,000,000 less an amount equal to 60% of the amount of U.K. Eligible Unbilled Accounts, less the amount, if any, of the U.K. Dilution Reserve, and

                        (B) an amount equal to 60% of the amount of U.S. Eligible Unbilled Accounts, less the amount, if any, of the U.S. Dilution Reserve, minus

            (b) the sum of (i) the Bank Product Reserve, and (ii) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

            "U.S. Borrowing Base Certificate" means a certificate in the form of Exhibit B-2.

            "U.S. Designated Account" means the Deposit Account of Administrative Borrower identified on Schedule D-2.

            "U.S. Designated Account Bank" has the meaning specified therefor in Schedule D-2.

            "U.S. Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior ninety (90) days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to U.S. Borrowers' Accounts during such period, by (b) U.S. Borrowers' billings with respect to its Accounts during such period.

            "U.S. Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against U.S. Eligible Billed Accounts and U.S. Eligible Unbilled Accounts owned by U.S. Borrowers by 1 percentage point for each percentage point by which U.S. Dilution is in excess of 5.0%.

            "U.S. Eligible Billed Accounts" means those Accounts created by a U.S. Borrower in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, U.S. Eligible Billed Accounts shall be calculated net of customer deposits and unapplied cash. U.S. Eligible Billed Accounts shall not include the following:

            (a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts that are more than 60 days past due,

            (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above or clause (a) of the definition of U.K. Eligible Billed Accounts,

            (c) Accounts with respect to which the Account Debtor is an Affiliate of any Loan Party or an employee or agent of any Loan Party or any Affiliate of any Loan Party,

            (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

            (e) Accounts that are not payable in Dollars,

            (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless
(y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent,

            (g) Accounts in an aggregate amount at any one time exceeding $250,000 with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable U.S. Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC ss. 3727), or (ii) any state of the United States,

            (h) Accounts with respect to which the Account Debtor is a creditor of any Loan Party, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,

            (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% (or (x) in the case of either of Ford Motor Company or DaimlerChrysler, exceed 45%, (y) in the case of General Motors, 25%, or (z) in the aggregate for Ford Motor Company, DaimlerChrysler and General Motors exceed 80%) (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

            (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a U.S. Borrower has received written notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

            (k) Accounts with respect to which the Account Debtor is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the applicable U.S. Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that the applicable U.S. Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Agent in its reasonable judgment to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

            (l) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

            (m) Accounts that are not subject to a valid and perfected first priority Agent's Lien,

            (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

            (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable U.S. Borrower of the subject contract for goods or services.

            "U.S. Eligible Unbilled Accounts" means those Accounts of a U.S. Borrower which would constitute a U.S. Eligible Billed Account but for the fact that the Account Debtor has not been billed or invoiced for the applicable goods or services, provided that (a) such obligation is covered under a written work order or other agreement between such U.S. Borrower and the Account Debtor owing such obligation, including price verification, which is binding and enforceable on such Account Debtor to pay such obligation, (b) such obligation has not been classified as an U.S. Eligible Unbilled Account for more than 30 days, and (c) such obligation is not any time otherwise deemed by Agent in its Permitted Discretion to be ineligible.

            "U.S. Loan Parties" means the Borrowers and Guarantors created or organized under the laws of the United States or any state thereof or the District of Columbia, and "U.S. Loan Party" means any one of them. -

            "U.S. Obligations" means (a) all loans, Advances, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), lease payments, guaranties, covenants, and duties of any kind and description owing by U.S. Loan Parties to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that U.S. Loan Parties are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations. Any reference in the Agreement or in the Loan Documents to the U.S. Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

            "U.S. Protective Advance" has the meaning specified therefor in
Section 2.3(d)(i).

            "U.S. Revolver Usage" means, as of any date of determination, the sum of (a) the amount of outstanding U.S. Advances, plus (b) the amount of the Letter of Credit Usage.

            "U.S. Subsidiaries" means the Subsidiaries of Loan Parties created or organized under the laws of the United States or any state thereof or the District of Columbia, and "U.S. Subsidiary" means any one of them.

            "U.S. Swing Lender" means WFF or any other Lender that, at the request of Administrative Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the U.S. Swing Lender under Section 2.3(b).

            "U.S. Swing Loan" has the meaning specified in Section 2.3(b)(i).

            "Voidable Transfer" has the meaning specified therefor in Section 16.6.

            "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

            "WFF" means Wells Fargo Foothill, Inc., a California corporation.

                                  SCHEDULE 3.1

            The obligation of each Lender to make its initial extension of credit provided for in the Agreement is subject to the fulfillment, to the satisfaction of Agent and each Lender (the making of such initial extension of credit by any Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:

            (a) the Closing Date shall occur on or before June 30, 2006;

            (b) Agent shall have received a letter duly executed by each Loan Party authorizing Agent to file appropriate financing statements (and equivalent instruments in the United Kingdom) in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests to be created by the Loan Documents;

            (c) Agent shall have received evidence that appropriate financing statements (and equivalent instruments in the United Kingdom) have been duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent's Liens in and to the Collateral, and Agent shall have received searches reflecting the filing of all such financing statements, and evidencing the absence of any other Liens on the Collateral, other than Liens acceptable to Agent;

            (d) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                  (i) the Agreement,

                  (ii) the Cash Management Agreements,

                  (iii) the Contribution Agreement,

                  (iv) the Control Agreements,

                  (v) the Copyright Security Agreement,

                  (vi) the Disbursement Letter,

                  (vii) the Fee Letter,

                  (viii) the Intercompany Subordination Agreement,

                  (ix) the Intercreditor Agreement,

                  (x) the Patent Security Agreement,

                  (xi) a letter, in form and substance satisfactory to Agent, from the Existing Lenders to Agent respecting the amount necessary to repay in full all of the obligations of Loan Parties and their Subsidiaries owing to Existing Lenders and obtain a release of all of the Liens existing in favor of Existing Lenders in and to the assets of Loan Parties and their Subsidiaries, together with termination statements and other documentation evidencing the termination by Existing Lenders of their Liens in and to the properties and assets of Loan Parties and their Subsidiaries,

                  (xii) the Security Agreement,

                  (xiii) the Trademark Security Agreement, and

                  (xiv) the U.K. Security Documents;

            (e) Agent shall have received a certificate from the Secretary of each Loan Party (i) attesting to the resolutions of such Loan Party's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Loan Party is a party, (ii) authorizing specific officers of such Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party;

            (f) Agent shall have received copies of each Loan Party's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Loan Party;

            (g) Agent shall have received a certificate of status with respect to each Loan Party, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Borrower (to the extent such concept applies to such entity) is in good standing in such jurisdiction;

            (h) Agent shall have received certificates of status with respect to each Loan Party, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Loan Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Loan Party is in (to the extent such concept applies to such entity) good standing in such jurisdictions;

            (i) Agent shall have received a certificate of insurance, together with the endorsements thereto, (including loss payable endorsements) as are required by Section 5.8, the form and substance of which shall be satisfactory to Agent;

            (j) Agent shall have received Collateral Access Agreements with respect to the (i) Parent's chief executive office located at 1950 Concept Drive, Warren, Michigan 48091 and (ii) the Loan Parties' leased locations set forth on Schedule 3.1(j);

            (k) Agent shall have received (i) an opinion of Loan Parties' U.S. counsel in form and substance satisfactory to Agent, and (ii) an opinion of Loan Parties' U.K. counsel in form and substance satisfactory to Agent;

            (l) Borrowers shall have the Required Availability after giving effect to the initial extensions of credit hereunder, the repayment in full of all indebtedness owing to the Existing Lenders, and the payment of all fees, costs and expenses required to be paid by Borrowers on the Closing Date under this Agreement or the other Loan Documents, provided, that Administrative Borrower shall deliver to Agent a certificate of the chief financial officer of Administrative Borrower certifying as to the matters set forth above and containing a calculation of Required Availability and the Agent shall have received satisfactory telephone verification of the existence of the cash used in the calculation of Required Availability;

            (m) Agent shall have received a certificate of the chief financial officer of Parent certifying (i) as to the truth and accuracy of the representations and warranties of each Loan Party contained in Section 4 of the Agreement, (ii) the absence of any Defaults or Events of Default, and (iii) that after giving effect to the incurrence of Indebtedness under the Agreement and the other transactions contemplated thereby, each Loan Party is Solvent, on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

            (n) Agent shall have completed its business, legal, and collateral due diligence, including, without limitation, (i) a collateral audit and review of Loan Parties and their Subsidiaries' books and records and verification of Loan Parties' representations and warranties to the Lender Group, the results of which shall be satisfactory to Agent, (ii) a review of all of Loan Parties' Material Contracts, the results of which shall be satisfactory to Agent, (iii) a confirmatory takeover audit, in a manner and with results satisfactory to Agent, (iv) a review of a schedule of all outstanding litigation of Loan Parties, the results of which shall be satisfactory to Agent, (v) a review of Loan Parties' labor matters, the results of which shall be satisfactory to Agent, and (vi) a review and satisfaction with Loan Parties' trailing twelve month financial statements, including a verification that Loan Parties' latest TTM EBITDA was at least $30,000,000;

            (o) Agent shall have received completed reference checks with respect to Loan Parties' senior management, the results of which are satisfactory to Agent in its sole discretion;

            (p) Agent shall have received a set of Projections of the Parent and its Subsidiaries for the 3 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent;

            (q) Borrowers shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

            (r) Agent shall have received copies of each Material Contract, together with a certificate of the Secretary of the Parent certifying each such document as being a true, correct, and complete copy thereof and that such Material Contracts remain in full force and effect and that none of the Loan Parties is in breach or default in any of its obligations under such Material Contracts;

            (s) Loan Parties and each of their Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Loan Parties or their Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby;

            (t) There shall exist no claim, action, suit, investigation, litigation or proceeding pending or threatened in any court or before any Governmental Authority which relates to the transactions contemplated by the Loan Documents or which, in the Permitted Discretion of any Lender, has a reasonable likelihood of having a material adverse effect on (A) the ability of Loan Parties to perform their obligations under the Loan Documents, or (B) the ability of Lenders to enforce the Loan Documents;

            (u) Agent shall have received a certificate of the chief financial officer of Parent certifying (i) as to the true and correct amount of all proceeds received from asset sales of Parent and its Subsidiaries since August 1, 2003, and (ii) the use of proceeds from such asset sales, including, without limitation, the permanent repayment of any Indebtedness; and

            (v) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

                                  SCHEDULE 5.2

            Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the documents set forth below at the following times in form satisfactory to Agent:

Commencing August 15, 2006,        (a) notice of all claims, offsets, or disputes asserted by Account Debtors with
weekly (or more frequently         respect to Loan Parties' and their Subsidiaries' Accounts, upon the request of Agent)

                                   (b) copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Agent, from time to time, and

                                   (c) a report regarding Borrowers' billed accounts receivables, including an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records,

Monthly (no later than the         (d) a U.S. Borrowing Base Certificate and a U.K. Borrowing Base Certificate,
20th day of each month)
                                   (e) a detailed aging, by total, of Borrowers' Accounts, together with a reconciliation and supporting documentation for any reconciling items noted
                                   (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting),

                                   (f) a detailed calculation of those Accounts that are not eligible for the U.S.
                                   Borrowing Base and the U.K. Borrowing Base, if Borrowers have not implemented electronic reporting,

                                   (g) a report regarding Borrowers' unbilled accounts receivables,

                                   (h) a summary aging, by vendor, of Borrowers' and their Subsidiaries' accounts payable and any book overdrafts (delivered electronically in an acceptable format, if
                                   Borrowers have implemented electronic reporting) and an aging, by vendor, of any held checks,

                                   (i) a detailed report regarding Borrowers' and their Subsidiaries' cash and Cash
                                   Equivalents, including an indication of which amounts constitute Qualified Cash, and

                                   (j) a monthly Account roll-forward, in a format acceptable to Agent in its discretion, tied to the beginning and ending account receivable balances of
                                   Borrowers' general ledgers.

Monthly (no later than the         (l) a reconciliation of Accounts, trade accounts payable, and Inventory of Borrowers'
30th day of each month)            general ledger accounts to their monthly financial statements including any book reserves related to each category.

Quarterly                          (m) a report regarding each Loan Parties' and their Subsidiaries' accrued, but unpaid taxes, including, without limitation, U.K. taxes, and ad valorem taxes, and

                                   (n) a detailed report regarding (i) Loan Parties' Permitted Investments (including, without limitation, Permitted Investments in Foreign Subsidiaries, including the amount of such Permitted Investments), (ii) Loan Parties' Permitted Dispositions,
                                   (iii) Loan Parties' Permitted Acquisitions, and (iv) Loan Parties' Permitted
                                   Distributions.

Annually                           (o) a detailed list of Borrowers' and their Subsidiaries' customers, with address and contact information.

Upon request by Agent              (p) such other reports as to the Collateral or the financial condition of Borrowers and their Subsidiaries, as Agent may reasonably request.

                                  SCHEDULE 5.3

            Deliver to Agent, with copies to each Lender, each of the financial statements, reports, or other items set forth set forth below at the following times in form satisfactory to Agent:

as soon as available, but in any        (a) each month, an unaudited consolidated balance sheet, income statement, and
event within 30 days (50 days in        statement of cash flow covering Parent's and its Subsidiaries' operations during
the case of a month that is the end     such period,
of one of Parent's fiscal quarters)
after the end of each month during      (b) each quarter, an unaudiated consolidated and consolidating balance sheet,
each of Parent's fiscal years           income statement, and statement of cash flow covering Parent's and its
                                        Subsidiaries' operations during such period, and

                                        (c) a Compliance Certificate.

as soon as available, but in any        (d) consolidated and consolidating financial statements of Parent and its
event within 95 days after the end of   Subsidiaries for each such fiscal year, audited by independent certified public
each of Parent's fiscal years           accountants reasonably acceptable to Agent and certified, without any qualifications (including any (A) "going concern" (except in the case of fiscal year 2006 solely with respect to the maturity of the Junior Debt Documents) or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 6.16), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management), and

                                        (e) a Compliance Certificate.

as soon as available, but in any        (f) copies of Parent's Projections, in form and substance (including as to scope
event prior to the start of each of     and underlying assumptions) satisfactory to Agent, in its Permitted Discretion,
Parent's fiscal years,                  for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer's good faith estimate of the financial performance of Parent during the period covered thereby.

if and when filed by any Loan Party,    (g) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                                        (h) any other filings made by any Loan Party with the SEC, and

                                        (i) any other information that is provided by any Loan Party to its shareholders generally.

promptly, but in any event within 5     (j) notice of such event or condition and a statement of the curative action
days after a Loan Party has knowledge   that Loan Parties propose to take with respect thereto.
of any event or condition that
constitutes a Default or an Event of
Default,

promptly after the commencement         (k) notice of all actions, suits, or proceedings brought by or against any Loan
thereof, but in any event within 5      Party or any Subsidiary of a Loan Party before any Governmental Authority which
days after the service of process       reasonably could be expected to result in a Material Adverse Change.
with respect thereto on any Loan
Party or any Subsidiary of a Loan
Party,

promptly, but in any event within 5     (l) notice of such event or condition and a statement of the curative action
days after a Loan Party has knowledge   that Loan Parties propose to take with respect thereto.
of any labor negotiations or strikes
or termination or cancellation of any
Material Contract

upon the request of Agent,              (m) any other information reasonably requested relating to the financial condition of Loan Parties or their Subsidiaries.